UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐
Check the appropriate box: ☐ Preliminary Proxy Statement ☑Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material under § 240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
GLOBAL GEOPHYSICAL SERVICES, INC. (Name of Registrant as Specified In Its Charter)
_______________________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐ Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(4) Date Filed:
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NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2011
You are cordially invited to attend the 2011 ANNUAL MEETING OF SHAREHOLDERS (“Annual Meeting”) of GLOBAL GEOPHYSICAL SERVICES, INC. (“Global,” “Company,” “we,” “us,” or “our”) as follows:

Date:	Wednesday, June 8, 2011
Time:	1:00 p.m. CST
Place:	13927 S. Gessner Rd., Missouri City, Texas 77489
Agenda:
At the Annual Meeting, the Board of Directors will ask shareholders to:
1. Elect the following five directors: Joseph P. McCoy, Damir S. Skerl, George E. Matelich, Stanley de J. Osborne, and Karl F. Kurz.
2. Approve, on an advisory basis, the compensation of our named executive officers.
3. Approve, on an advisory basis, the frequency of the shareholder vote on the compensation of our named executive officers.
4. Ratify the appointment of UHY, LLP as our independent registered certified public accounting firm for the 2011 fiscal year.
5. Consider any other business that is properly presented at the Annual Meeting.
The Board of Directors recommends a vote FOR all nominees mentioned above, FOR Proposals No.2 and No.4, and EVERY YEAR for Proposal No.3.

Record Date and Who May Vote:
The record date for the Annual Meeting is April 25, 2011. Only shareholders of record as of the close of business on that date are entitled to receive notice of, to attend, and to vote at the Annual Meeting, or any adjournment or postponement that may take place.

Admission to the Annual Meeting:
If your shares are directly held in your name as a shareholder of record, an admission ticket to the Annual Meeting is attached to your proxy card. If your shares are registered in the name of a broker, bank, trustee or other nominee and you plan to attend the Annual Meeting, bring your statement of account showing evidence of ownership as of the Record Date. All shareholders who plan to attend the Annual Meeting must present a government-issued photo identification card, such as your driver’s license or passport. Please refer to the “Directions to the Annual Meeting and Additional Information Regarding the Admission” section for further details.

Voting Instructions:
YOUR VOTE IS IMPORTANT. You may vote (1) in person at the Annual Meeting, (2) by completing and mailing the enclosed proxy card, (3) via Internet, or (4) by telephone. Instructions are on your proxy card or on the voting instruction card provided by your broker. Your broker cannot vote for Proposals No.1, No.2 and No.3 without your instructions.

By order of the Board of Directors,

Christopher P. Graham Senior Vice President, Secretary and General Counsel

May 2, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the Company’s Annual Report on Form 10-K are also available at
www.edocumentview.com/GGS or on our website at http://ir.globalgeophysical.com/annual-proxy.cfm.

AUDIT COMMITTEE MATTERS AND AUDIT COMMITTEE REPORT
Audit Committee Pre-Approval Policy and Procedures	40
Fees Paid to Auditors	40
Audit Committee Report	41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership by Certain Beneficial Owners	42
Security Ownership by Officers and Directors	43
Section 16(a) Beneficial Ownership Reporting Compliance	44

ANNUAL REPORT ON FORM 10-K

OTHER MATTERS
Shareholder Proposals for the 2012 Annual Meeting	45
No Incorporation by Reference	45
Directions to the Annual Meeting and Additional Information Regarding the Admission	45
If You Are Not Able to Attend the Annual Meeting	47

PROXY STATEMENT

Information Concerning Proxy Solicitation and Voting

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of the Company (“Board”) of the proxies to be voted at the 2011 Annual Meeting of Shareholders to be held on June 8, 2011, commencing at 1:00 p.m. CST, at the Company’s headquarters located at 13927 S. Gessner Rd., Missouri City, Texas 77489, and any adjournment or postponement of such meeting.

What is a Proxy Statement?

A Proxy Statement is a document that the Securities and Exchange Commission (“SEC”) regulations require that we make available to you when we ask you to vote your shares at the Annual Meeting.

What is a Proxy?

A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote (“Proxy”). You may also choose to abstain from voting. Our Board is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By using a Proxy, you can vote even if you do not attend the Annual Meeting. This Proxy Statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

What is included in the proxy materials?

These materials include:
•	Notice of 2011 Annual Meeting of Shareholders (“Notice”);
•	The Proxy Statement;
•	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 18, 2011 (“Annual Report”); and
•	The proxy card.

The Company has delivered printed versions of all these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting.

Who is entitled to vote? What is the Record Date?

Only shareholders of record at the close of business on April 25, 2011 (“Record Date”) are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share outstanding in his or her name on the books of the Company at the close of business on the Record Date. As of April 25, 2011, there were 36,416,934 shares of common stock of Global outstanding and entitled to vote.

Shares cannot be voted at the Annual Meeting unless the owner of record is present in person or is represented by a Proxy.

What is the difference between a shareholder of record and a beneficial “street name” holder?

A “shareholder of record” is a person or entity that held shares on the Record Date registered in his/her/its name on the records of Computershare Trust Company, N.A., Global’s stock transfer agent (“Computershare” or “Transfer Agent”). Persons or entities which held shares on the Record Date through a broker, bank, trustee or other nominee are considered “beneficial owners”. This is often called ownership in “street name,” since your name does not appear anywhere in our records. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described under “How do I vote?” below.

How do I vote?

If you held your shares in your own name as shareholder of record, you may vote (1) in person at the Annual Meeting, (2) by completing and mailing the enclosed proxy card, (3) via Internet, or (4) by telephone.

•	To vote by mail, sign and date each proxy card that you received and return it in the enclosed prepaid envelope. Proxies will be voted as you specify on each proxy card.
•	To vote by telephone or through the Internet, follow the instructions attached to your proxy card.

By completing, signing and returning the proxy card or voting by telephone or through the Internet, your shares will be voted as you direct. Please refer to the proxy card for instructions. If you sign and return your proxy card, but do not specify how you wish to vote, your shares will be voted as the Board recommends.

If you held your shares through a broker, bank, trustee, or nominee they will be voted as you instruct on the voting instruction card provided by these organizations. Your broker, bank, trustee or other nominee should have enclosed, or should provide, a voting instruction card for you to use in directing them how to vote your shares. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board. If you do not provide timely instructions as to how your shares are to be voted, your broker, bank, trustee, or other nominee will have the authority to vote the shares only on “routine” matters (see the “What are abstentions and broker non-votes and how do they affect voting?” section of this Proxy Statement for further information). Being a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your Proxy or voting instructions as described in the Proxy Statement so that your vote will be counted if you later decide not to attend the meeting.

We know of no matters other than those listed in the Notice and in the Proxy Statement which are likely to be brought up for a vote at the Annual Meeting. However, if any other matters should properly come up for consideration before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the Proxy will vote all proxies given to them, in accordance with the recommendation of the Board. Adjournments of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the shareholders of common stock representing a majority of the votes present in person or by Proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement at the Annual Meeting.

Can I change my vote after I have voted?

If you held your shares in your own name as shareholder of record, any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting a new proxy card in writing at 13927 S. Gessner Rd., Missouri City, TX 77489, Attn. Adriana Mateescu, by email at adriana.mateescu@globalgeophysical.com or by phone at 713-808-7335. Shareholders of record may also change their vote by voting in person at the Annual Meeting.

If you held your shares in street name, you should contact your brokerage firm, bank or other nominee to receive instructions on changing your vote. Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your Proxy is voted at the Annual Meeting.

The last vote received prior to the Annual Meeting will be the one counted.

What are “abstentions” and “broker non-votes” and how do they affect voting?

Abstentions. If you specify on your proxy card that you wish to “abstain” from voting on an item, your shares will not be voted on that particular item. Abstentions are counted toward establishing a quorum but not toward determining the outcome of the proposal to which the abstention applies.

Broker non-votes. Brokers must vote according to specific instructions they receive from the beneficial owners. Under the New York Stock Exchange (“NYSE”) rules, if your broker does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters. The election of directors in an uncontested election, advisory votes on executive compensation, and advisory votes on frequency of the vote on executive compensation are all “non-routine” matters. Consequently, your broker must receive voting instructions from you in order to vote with respect to Proposals No.1, No.2, and No.3 at our 2011 Annual Meeting. The ratification of our independent registered public accounting firm is considered a “routine” matter, and your broker will have discretion to vote with respect to Proposal No. 4. Proxies submitted by brokers that do not indicate a vote because they do not have discretionary voting authority and have not received instructions as to how to vote on a proposal will be considered as present for quorum purposes. On “routine” matters, shares voted by brokers without instructions are counted toward the outcome consistent with the brokers' vote.

 What constitutes a quorum?

A quorum is the minimum number of shares required to hold a meeting. Under our Bylaws, the presence in person or by Proxy of the shareholders of record of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum. Fifty percent or more of the outstanding shares must be present in person or by Proxy to constitute a quorum. If a quorum is not present at the Annual Meeting, the Board may call a second general meeting of shareholders, at which the quorum requirement will not apply.

What shares are included on my proxy card?

For shareholders of record, the proxy card you received covers the number of shares to be voted in your account as of the Record Date.

For beneficial owners, separate voting instructions will be provided by your broker, bank or other nominee for shares you hold in “street name”.

What does it mean if I get more than one proxy card?

It indicates that you may have multiple accounts with us, brokers, banks, trustees, or other holders of record. Sign and return all proxy cards, or vote each account by telephone or on the Internet, to ensure that all of your shares are voted. We encourage you to register all your accounts in the same name and address.

What is “householding” and how am I affected?

The SEC permits us to deliver a single copy of the proxy materials to shareholders who have the same address and last name. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. If you received one set of these documents at your household and you wish to receive separate copies, you may request them in writing at 13927 S. Gessner Rd., Missouri City, TX 77489, Attn. Adriana Mateescu, by email at adriana.mateescu@globalgeophysical.com or by phone at 713-808-7335, and these documents will be promptly delivered to you. If you do not wish to participate in householding and prefer to receive separate copies of our proxy materials, now or in the future, please submit a request to us at the address, email address or phone number listed above.

Similarly, if you currently receive multiple copies of this document, you can request the elimination of the duplicate documents by contacting us at the address, email address or phone number listed above.

Beneficial owners can request information about householding by contacting their bank, brokerage firm or other nominee of record.

Can I elect to receive or view the proxy materials electronically?

Yes. If you are a shareholder of record, you may elect to receive the proxy materials electronically rather than in printed form. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s Annual Meetings on the environment. If you wish to provide your consent and enroll in this service, go to www.investorvote.com/GGS.

Starting with the 2012 Annual Meeting, you will receive an e-mail notification directing you to the Web site hosting the proxy materials as well as voting instructions for voting via the Internet. By consenting to electronic delivery, you are stating that you currently have, and expect to have in the future, access to the Internet. If you do not currently have or expect to have in the future, access to the Internet, please do not elect to have documents delivered electronically, as we will rely on your consent and will not deliver paper copies of future proxy materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

To view the current year’s Proxy Statement and Annual Report on Form 10-K, please visit our website at www.globalgeophysical.com, where you can view them by selecting Investor Relations - Corporate Governance - Proxy and Annual Report.

Who is paying for the costs of soliciting these proxies?

Our Board is soliciting your Proxy. We will not retain a proxy solicitor; however, our directors, officers and employees of the Company may solicit proxies in person, by mail, telephone, or email. Our directors, officers and employees will not be additionally compensated for these activities, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company will bear the entire cost of solicitation of the proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional information furnished to shareholders.

Who may attend the Annual Meeting?

Any shareholder of record as of the Record Date may attend. Your admission ticket to attend the Annual Meeting is attached to your proxy card. Please vote your Proxy, and bring the admission ticket with you to the meeting.

If your shares are registered in the name of a broker, bank, trustee or other nominee and you plan to attend the meeting, bring your statement of account showing evidence of ownership as of the Record Date. However, as noted above, you will not be able to vote those shares at the Annual Meeting unless you have made arrangements with your bank, brokerage firm or other nominee of record.

How will the Annual Meeting be conducted?

Our Chairman of the Board, or such other director as designated by the Board, will call the Annual Meeting to order, preside at the meeting and determine the order of business. The only business that will be conducted or considered at the Annual Meeting is business discussed in this Proxy Statement, as no other matters have been brought to our attention to be voted at the Annual Meeting.

How does a shareholder recommend a person for election to the Board for the 2012 Annual Meeting?

Recommendations for nominations by shareholders should be in writing and addressed to our Corporate Secretary at our principal business address. See the “Shareholder Proposals for the 2012 Annual Meeting” section of this Proxy Statement for further information. Once the Corporate Secretary properly receives a recommendation for nomination, the recommendation is sent to the Nominating and Corporate Governance Committee  for consideration. Candidates for directors nominated by shareholders will be given the same consideration as candidates nominated by other sources.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and will publish final results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

This Proxy Statement contains four proposals requiring shareholder action. Our Board recommendation for each of these proposals is set forth below:

Proposals	Board Recommendation
1. To elect the following five directors:	FOR
Class I: Class II (1):

Joseph P. McCoy and Damir S. Skerl for a three-year term expiring at the Annual Meeting in 2014;

George E. Matelich, Stanley de Jongh Osborne (2) and Karl F. Kurz for a two-year term expiring at the Annual Meeting in 2013.

2. To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “say-on-pay”.	FOR
3. To approve, on an advisory basis, the frequency of the shareholder vote on the compensation of our named executive officers (every one, two or three years), which we refer to as “say-on-frequency”.	EVERY YEAR
4. To ratify the appointment of UHY, LLP as our independent registered certified public accounting firm for the 2011 fiscal year.	FOR
_________________________

(1)
The Company did not hold an annual meeting of shareholders in 2010, as the Company completed its initial public offering (“IPO”) on April 21, 2010, and it filed its first Annual Report on Form 10-K with the SEC on March 18, 2011. We seek to reelect our Class II directors for a two-year term with the occasion of the 2011 Annual Meeting;

(2)	Stanley de Jongh Osborne was appointed as a Class I director on March 27, 2007; however, the Board seeks to reclassify him as a Class II director.

Each of the proposals is discussed in more detail in the pages that follow.

Proposal No.1 - Election of Directors

Our Third Amended and Restated Certificate of Incorporation provides for a classified Board of Directors. The Board is divided into three classes, as nearly equal in size as is practicable, designated as Class I, Class II and Class III. Normally, one class of directors is elected at each Annual Meeting of shareholders to serve for a three-year term. However, because of we did not hold an Annual Meeting in 2010, our Class I and Class II directors have been nominated for election this year.

Mr. John R. Russell retired from the Board in December 2010 and Mr. Thomas J. Fleure resigned from the Board in April 2011, resulting in two vacancies on the Board. The Board appointed Mr. Karl F. Kurz to replace Mr. John Russell on December 31, 2010 and Mr. Joseph P. McCoy to replace Thomas J. Fleure on April 21, 2011, nominating both of the new directors for election at the 2011Annual Meeting.

 The Classes and their current incumbents are set forth below:

Class I (term expiring in 2011):
Joseph P. McCoy and Damir S. Skerl

Class II (term expired in 2009(1))
George E. Matelich, Stanley de Jongh Osborne, and Karl F. Kurz

Class III (term expiring in 2012):
Richard A. Degner, Michael C. Forrest, and Michael S. Bahorich.

________________________________

(1) Subject to successor being duly elected, which is being done in accordance with the 2011 Annual Meeting.

The Board has nominated (i) Messrs. Joseph P. McCoy and Damir S. Skerl to be elected to serve for a three-year term until the 2014 Annual Meeting, and (ii) Messrs. George E. Matelich, Stanley de J. Osborne and Karl F. Kurz for a two-year term until the 2013 Annual Meeting, until their successors have been duly elected and qualified, or until the earlier of their retirement, resignation, death, or removal.

Should any of the nominees become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute nominee designated by the Board. All of the nominees have consented to be nominated and have expressed their intention to serve if elected. The Board has no reason to believe that the nominees will be unable or unwilling to serve if elected. Only the nominees or a substitute nominee designated by the Board will be eligible to stand for election as a director at the Annual Meeting.

If the above nominees are elected as proposed, the Board composition will be as follows:

Class I (term expiring at Annual Meeting in 2014):
Joseph P. McCoy and Damir S. Skerl

Class II (term expiring at Annual Meeting in 2013):
George E. Matelich, Stanley de Jongh Osborne, and Karl F. Kurz

Class III (term expiring at Annual Meeting in 2012):
Richard A. Degner, Michael C. Forrest, and Michael S. Bahorich.

Vote Required

In accordance with our Bylaws, at all meetings of shareholders for the election of directors, a plurality of the votes of the shares of stock present in person or represented by Proxy at the meeting and entitled to vote on the election of directors is sufficient to elect directors. In addition, the Bylaws mention that the shareholders do not have the right to cumulate their votes for the election of directors. Brokers do not have discretion to vote on this proposal without your instructions. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board recommends that shareholders vote FOR the election of Messrs. Joseph P. McCoy, Damir S. Skerl, George E. Matelich, Stanley de J. Osborne, and Karl F. Kurz.

Proposal No.2 - Advisory Vote on Executive Compensation

The advisory vote on executive compensation described in this Proposal No.2 is referred to as the “say-on-pay” vote.

The Company is providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its shareholders.

The Compensation Discussion and Analysis, beginning on page 23 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in 2010 in more detail.

The Company requests shareholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

Approval of Proposal No.2 requires the affirmative vote of a majority of the shares of stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter in question, as per our Bylaws. Brokers do not have discretion to vote on this proposal without your instructions. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board recommends a vote FOR Proposal No.2.

Proposal No.3 - Advisory Vote on Frequency of the Vote on Executive Compensation

The advisory vote on frequency of the vote on executive compensation described in this Proposal No.3 is referred to as the “say-on-frequency” vote.

While under Proposal No.2 the Company is providing its shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation program, Proposal No. 3 affords shareholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No.3, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. The Company values the opinions expressed by shareholders in these votes, and it will consider the outcome of these votes in making its decisions on executive compensation.

Vote Required

Approval of Proposal No.3 requires the affirmative vote of a majority of the shares of stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter in question, as per our Bylaws. Brokers do not have discretion to vote on this proposal without your instructions. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board recommends that shareholders vote on Proposal No.3 to hold say-on-pay votes EVERY YEAR (as opposed to every two years or every three years). Please note, you are not voting for a specific proposition, but are affirmatively voting for a period of time.

Proposal No.4 - Ratification of Independent Registered Certified Public Accounting Firm

UHY, LLP (“UHY”) has been serving as the Company’s independent registered public accounting firm since its inception. Subject to ratification by our shareholders, the Audit Committee has appointed UHY as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011 and to perform other audit-related services.

The reports of UHY on the consolidated financial statements of Company for the year ended December 31, 2010 and for the year ended December 31, 2009 did not contain adverse opinions or a disclaimer of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years, ended December 31, 2010 and 2009, and from January 1, 2011 through May 2, 2011, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years. During the Company’s two most recent fiscal years, ended December 31, 2010 and 2009, and from January 1, 2011 through May 2, 2011, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of UHY as the Company’s independent registered public accounting firm for 2011. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of UHY are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

Vote Required

Approval of Proposal No.4 requires the affirmative vote of a majority of the shares of stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter in question, as per our Bylaws. Brokers do have discretion to vote on this proposal without your instructions. If you do not instruct your broker how to vote on this proposal, your broker will vote on this proposal in its discretion.

Recommendation of the Board

The Board recommends a vote FOR Proposal No.4.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

Current Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of May 2, 2011:

Name	Age	Position(s)

Richard A. Degner	50	Chairman of the Board, President and Chief Executive Officer
P. Mathew Verghese	46	Senior Vice President and Chief Financial Officer
William A. Clark	52	Senior Vice President and Chief Sales Officer
Christopher T. Usher	50	Senior Vice President, Data Processing, Analysis and Interpretation and Chief Technology Officer

Christopher P. Graham	38	Senior Vice President, Secretary and General Counsel
Thomas J. Fleure	49	Senior Vice President, Geophysical Technology
Craig A. Lindberg	41	Senior Vice President, Strategic Initiatives
Ray L. Mays	53	Vice President, US Land Operations
Barry L. Weinman	63	President, Weinman GeoScience Division
Kirk L. Girouard	60	Vice President, South America
Jeff M. Howell	55	Vice President, HSEQ
Lawrence M. Scott	53	Vice President
Karl F. Kurz (1) (2) (3)	49	Director
Damir S. Skerl (1) (2) (3)	71	Director
Joseph P. McCoy (1)	60	Director
George E. Matelich (2) (3)	54	Director
Stanley de J. Osborne	40	Director
Michael C. Forrest	77	Director
Michael S. Bahorich	54	Director
__________________

(1)       Audit Committee member.
(2)       Nominating and Corporate Governance Committee member;
(3)       Compensation Committee member.

Changes in Executive Officers and Directors during 2010 and 2011

The following table sets forth a summary of the changes in the Executive Officers and Directors listing, during 2010 and 2011, as follows:

Name	Change	Position(s)	Year

Alvin L. Thomas II	Resigned	Senior Vice President, Secretary and General Counsel	2010
Christopher P. Graham	Appointed	Senior Vice President, Secretary and General Counsel	2010
John R. Russell	Retired	Director	2010
Karl F. Kurz	Appointed	Director	2010
William A. Clark	Title change	Senior Vice President, Multi-client Services	2011
Thomas J. Fleure	Resigned	Director	2011
Stanley de J. Osborne	Resigned	Member of the Audit Committee	2011
Joseph P. McCoy	Appointed	Director and Member of the Audit Committee	2011
Michael S. Bahorich	Appointed	Director	2011

Biographies

Richard A. Degner founded our company in June 2003 and currently serves as our Chairman of the Board of Directors, President and Chief Executive Officer. Prior to founding the company, Mr. Degner served as President of PGS Onshore, Inc., a geophysical services company, from December 1999 to June 2003. Prior to joining PGS Onshore, Mr. Degner held various management positions during a 17-year career with Western Geophysical, including Vice President - Western Hemisphere Operations from January 1997 to September 1999. Mr. Degner received a Bachelor of Science in both Geophysical Engineering and Geological Engineering from the Colorado School of Mines and a Masters of Business Administration from Rice University. Mr. Degner's more than twenty years of experience with other seismic companies gave him the vision that serves as the foundation of our Company and shapes our long-term business plan.

P. Mathew Verghese joined us in March 2009 as Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Verghese was a Senior Vice President in the Capital Markets Division at Lehman Brothers Inc., an investment bank, from April 2007 to September 2008 and with Barclays Capital, Inc., an investment bank, from September 2008 until December 2008. While at Lehman Brothers, he served as an Investment Manager and Chief Operating Officer of the Lehman Energy Fund, a principal investments group which specialized in debt and private equity investments to the energy sector. From June 2005 through 2007, Mr. Verghese was Chairman and Chief Executive Officer of LANNSYS Inc., a technology services firm, and he currently serves as the Chairman of its Board of Directors. Mr. Verghese served as President and Chief Executive Officer of EC Outlook, Inc. from October 2000 and until its acquisition by LANNSYS, and was formerly a partner at Arthur Andersen LLP, Chief Financial Officer of Andersen Business Consulting and head of its venture capital efforts in North America in its corporate development group and its alliances and partnerships organization. Mr. Verghese is past chairman of the Board of Advisors of the College of Technology at the University of Houston. He received a Bachelor of Business Administration from the University of Houston.

William Anthony Clark joined us in October 2007. He originally served as our Vice President Multi-client Services, in January 2008 became Senior Vice President Multi-client Services, and then in January 2011 was named Senior Vice President and Chief Sales Officer. He also serves as President of WAC Consulting, Inc., a position he has held since June 2000. Mr. Clark worked for Seismic Exchange, Inc., a data library provider, and in 1995, founded Seismic Assistants, Inc., a provider of 3D speculation programs. Mr. Clark graduated from Mississippi State University with a Bachelor of Business Administration in Marketing, and has served on the Board of the College of Business and Industry at Mississippi State University since 2003.

Christopher T. Usher joined us in January 2010 as Senior Vice President, Data Processing, Analysis and Interpretation and Chief Technology Officer. Prior to joining us, Mr. Usher served as Senior Director, Landmark Software and Services at the Landmark division of Halliburton, an oilfield services corporation, from October 2005 to January 2010. From November 2003 to September 2005, Mr. Usher was Senior Corporate Vice President of Integrated Services at Paradigm Geotechnology. Prior to that Mr. Usher held several senior level positions in the geophysical industry including President of PGS' Data Processing Division, Vice President of Worldwide Technology at Western Geophysical, and Vice President of Eastern Hemisphere Data Processing at Western Geophysical. Mr. Usher is a graduate of Yale University with a Bachelor of Science in Geology and Geophysics. Mr. Usher is a director of SensiLaser Technologies, Inc.

Christopher P. Graham joined the Company in October, 2010, as our Senior Vice President, Secretary and General Counsel, replacing Alvin L. Thomas who resigned. Before joining the Company, Mr. Graham was a Shareholder with the firm of Chamberlain, Hrdlicka, White, Williams & Martin, PC, headquartered in Houston, Texas, where he practiced law for the previous decade. Mr. Graham graduated magna cum laude from the University of Houston Law Center, and has focused much of his successful legal career on business counseling, risk management and securities matters. He has substantial experience representing a broad spectrum of clients in energy, exploration and production, oilfield services, technology and maritime sectors, which he brings to the Company. Mr. Graham is also a graduate of the University of Texas with a Bachelor of Business Administration.

Thomas J. Fleure joined us in August 2004 and currently serves as our Senior Vice President, Geophysical Technology. Mr. Fleure resigned as a director in April, 2011, having been a director since December 2004. Prior to joining us, Mr. Fleure spent 21 years at Western Geophysical and its successor, WesternGeco, where he held several senior management positions in both technology and operations, including positions as InTouch Manager for Geophysics and Survey Evaluation and Design, Applied Technology Special Projects Manager, and Manager of Western Hemisphere Marine Operations. Mr. Fleure received a Bachelor of Science in Geophysical Engineering from the Colorado School of Mines.

Craig A. Lindberg joined us in May 2005 as Senior Vice President and Chief Financial Officer, positions he held until July 2008. From July 2008 through August 2009, Mr. Lindberg served as Senior Vice President and as the President and CEO of our subsidiary, AutoSeis, Inc. He currently serves as Senior Vice President, Strategic Initiatives. From August 2001 to April 2005, Mr. Lindberg served as a Regional Manager for Tyson Foods, Inc. Prior to that, Mr. Lindberg worked for Hormel Foods. Mr. Lindberg received a Bachelor of Science degree from the

University of Houston and a Masters of Business Administration from Rice University. He currently serves as a director of Fast Felt Corporation.

Ray L. Mays joined us in January 2010 as Vice President, U.S. Land Operations. Prior to joining us, Mr. Mays was Senior Vice President at CGGVeritas, a geophysical services company, from March 2007 to January 2010. Mr. Mays began working at CGGVeritas (formerly Veritas DGC, Inc.) in February 1996. Prior to becoming Senior Vice President, he served in a variety of positions at CGGVeritas including Corporate Director of Quality, Health, Safety, Environment, and Security and Vice President of Health, Safety, and Environments for Land Operations. Prior to working at CGGVeritas, Mr. Mays worked for Grant Geophysical, Halliburton Energy Services, and Mobil Oil Corporation.

Barry L. Weinman joined us in June 2008 as President of our Weinman GeoScience - Division. From 1983 to its acquisition by us in June 2008, Mr. Weinman served as the President of Weinman GeoScience, Inc., a geophysical services company. Mr. Weinman worked at Hunt Oil Company from 1980 to 1983 and as an interpretation geophysicist at Mobil Oil Corporation from 1975 to 1980. Mr. Weinman is past president of the Dallas Geophysical Society and for several years served on its executive committee. Mr. Weinman is a member of the Society of Exploration Geophysicists and American Association of Petroleum Geologists, and is a licensed professional geoscientist in the state of Texas. Mr. Weinman received a Bachelor of Science in Physics from the University of Maryland and a Masters of Science degree in Geophysics from Pennsylvania State University.

Kirk L. Girouard joined us in November 2004 as our Vice President, U.S. Operations, and currently serves as our Vice President - South America. From August 2003 to November 2004 Mr. Girouard worked with Omni Energy Services, both as an outside consultant and as part of the management team for Omni's aviation division. Mr. Girouard also served as Operations Manager for both United States Gulf Coast Operations and United States Land Seismic Operations and Manager of Project Development, Western Hemisphere at WesternGeco from May 2000 to June 2003. With the exception of a two-year assignment as Operations Supervisor in Africa, Mr. Girouard spent the majority of his career from May 1980 to May 2000 managing Latin American seismic operations at Western Geophysical. Mr. Girouard received a Bachelor of Science in Mathematics from Lamar University.

Jeff M. Howell joined us in February 2005 as our Vice President, Health, Safety, Environment & Quality. From July 2003 to January 2005, Mr. Howell was the U.S. Land QHSE Manager and Training Coordinator for the Schlumberger Oilfield Services division of Schlumberger Limited, a supplier of exploration and production services. Mr. Howell began his career at Western Geophysical in 1982 and held numerous field and area management positions, including Director of Worldwide QHSE from March 1994 to June 2003.

Lawrence M. Scott joined us in June 2007 and currently serves as a Vice President. From January 2005 until June 2007, Mr. Scott was President of Offshore Hydrocarbon Mapping Inc. and Vice President of OHM Ltd., where he was responsible for all sales, marketing and business development activities related to OHM's Controlled Source Electromagnetic services worldwide. From September 2003 to January 2005, Mr. Scott was Senior Vice President of Integrated Seismic Solutions for GXT Technology, and from 2000 to 2003 Vice President, Marine Acquisition for CGGVeritas. Mr. Scott also worked at Western Geophysical from 1979 to 2000, holding various positions, including General Manager of Western Hemisphere Marine from 1996 to 1998 and General Manager of Eastern Hemisphere Marine from 1999 to 2000. Mr. Scott graduated from the University of Texas with highest honors for his Bachelor degree in Science and Humanities.

Karl F. Kurz joined us in December 31, 2010, stepping into the vacated seat of retiring member of our Board member, John R. Russell. Mr. Kurz brings over twenty eight years of energy industry experience, with particular focus in executive management, operations, midstream, marketing, business development and planning. Mr. Kurz joined, in March 2009, CCMP Capital Advisors, LLC (a global private equity firm specializing in buyouts and growth equity investments) as its Managing Director and Co-Head of the Energy Group. Previously, Mr. Kurz served as the Chief Operating Officer for Anadarko Petroleum Corporation, from December 2006 through March 2009. He had responsibility for global exploration and production, marketing, midstream, land, technology, and engineering services. Mr. Kurz joined Anadarko in 2000 as Manager, Energy Marketing. He was promoted to Vice President, Marketing in November 2003, to Senior Vice President, Marketing, and General Manager, U.S. Onshore in May 2005 and to Senior Vice President, North America Operations, Midstream and Marketing in August 2006. Mr. Kurz has been involved in the energy industry for over 27 years. He began his career with ARCO Oil & Gas

Company in 1983 and spent seven years in various upstream roles, with a focus on reservoir and production engineering. In 1990, he continued his career with a move into ARCO Oil & Gas Company’s Crude Oil Marketing Department. Mr. Kurz became Manager of Vastar Resources, Inc.’s Crude Oil and NGL Marketing Department in 1995 and was promoted to General Manager of Midstream and Marketing in 1998. Mr. Kurz holds a Bachelor of Science in petroleum engineering from Texas A&M University, graduating Magna Cum Laude in 1983. He is also a graduate of Harvard’s Advanced Management Program in 2008. Mr. Kurz has served on the Board of Directors of Natural Gas Supply Association, the American Petroleum Institute, and the Independent Petroleum Association of America.  He also served on the board of Western Gas Partners (WES) from December 2007 through March 2008, and currently serves on the board of SemGroup (SEMG) Corporation and Chaparral Energy LLC. Mr. Kurz provides us with valuable insight with regard to operations and business development from the perspective of an independent oil company.

Damir S. Skerl joined us in June 2005 and serves as a member of our Board of Directors. Mr. Skerl currently serves as President of Skerl & Associates, LLC, an engineering consulting company, a position he has held since December 1998, and Chief Executive Officer and Chairman of the Board of Directors of Smart Drilling and Completion, Inc., a company that owns proprietary drilling technology ("SDCI"), positions he has held since March 2000. From August 1998 to December 1999, Mr. Skerl served as Senior Vice President, Oilfield Operations for Baker Hughes Inc. From December 1990 to August 1998, Mr. Skerl served as Executive Vice President of Western Atlas International, Inc., and as President of Western Atlas Logging Services from August 1992 to August 1998 and as Executive Vice President of Western Atlas, Inc. from August 1996 to August 1998. Prior to that time, Mr. Skerl worked at Western Geophysical, where he served as Senior Vice President of International Operations and as a technical manager of seismic data processing. Mr. Skerl is a director of PrimeGeoscience, Inc. Mr. Skerl received a Bachelor of Science in Applied Geophysics and Geology of Mineral Resources from University of Zagreb, Croatia. Mr. Skerl brings knowledge of the technical aspects of oilfield services and overseas operations, which significantly contributes to our business planning and development.

Joseph P. McCoy joined us in April 2011 and serves as a member of our Board of Directors (replacing Thomas J. Fleure who resigned as a director) and as a member of the Audit Committee (replacing Stanley de J. Osborne who resigned as a member of the Audit Committee).  Mr. McCoy has also been a member of the Board of Directors, since September 2007, and has been served as Chairman of the Audit Committee, since April 2009, of Linn Energy, LLC. Mr. McCoy served as Senior Vice President and Chief Financial Officer of Burlington Resources Inc. from 2005 until 2006 and Vice President and Controller (Chief Accounting Officer) of Burlington Resources Inc. from 2001 until 2005. Prior to joining Burlington Resources, Mr. McCoy spent 27 years with Atlantic Richfield Company (ARCO) and affiliates in a variety of financial positions. Mr. McCoy served as a member of the Board of Directors of Rancher Energy, Inc. and BPI Energy Corp. from 2007 to 2009. Since 2006, other than his service on various Board of Directors as identified above, Mr. McCoy has been retired. Mr. McCoy's significant experience as Chairman of an audit committee, Chief Financial Officer, Controller and Chief Accounting Officer of other publicly traded companies is expected to contribute substantially to our Audit Committee and financial operations.

George E. Matelich joined us in December 2006 and serves as a member of our Board of Directors. Mr. Matelich currently serves as a Managing Director of Kelso & Company, L.P., a private equity firm ("Kelso"). He joined Kelso in January 1985, after serving in the mergers and acquisitions and corporate finance departments at Lehman Brothers Kuhn Loeb from September 1982 to December 1984. From June 1978 to August 1980, Mr. Matelich was a consultant with Ernst & Ernst. Mr. Matelich is a director of CVR Energy, Inc., CVR Partners, L.P., and Hunt Marcellus, LLC. Mr. Matelich is currently a trustee of the University of Puget Sound and serves as a director on the board of the American Prairie Foundation and is a member of the Stanford Graduate School of Business Advisory Council. Mr. Matelich was a director of FairPoint Communications, Inc., Optigas, Inc., Shelter Bay Energy, Inc. and Waste Services, Inc. He received a Bachelor of Arts in Business Administration, summa cum laude, from the University of Puget Sound and a Masters of Business Administration from the Stanford Graduate School of Business. Mr. Matelich's prior experience as a director for several companies, as well as his experience with our largest shareholder, further aligns the interests of the Company with those of our shareholders.

Stanley de Jongh Osborne joined us in March 2007 and serves as a member of our Board of Directors. Mr. Osborne currently serves as a Managing Director of Kelso & Company, L.P., as private equity firm (“Kelso”). Mr. Osborne joined Kelso in July 1998. He was an associate at Summit Partners from May 1996 to June 1998 and an associate in the private equity group and an analyst in the financial institutions group at J.P. Morgan & Co. from September 1993 to May 1996. Mr. Osborne is a director of CVR Energy, Inc., CVR Partners, L.P., Custom Building Products, Inc., Hunt Marcellus, LLC, Logan’s Roadhouse, Inc., and Traxys S.a.r.l. Mr. Osborne previously served as a director of Optigas, Inc. and Shelter Bay Energy, Inc. He received a Bachelor of Arts in Government from Dartmouth College. Mr. Osborne's service as a director of several other companies and organizations brings substantial knowledge to our Board of Directors.

Michael C. Forrest, an oil and gas exploration consultant since September 1997, joined us in June 2005 and serves as a member of our Board of Directors. Since January 2001 he has served as Chairman of the DHI (Direct Hydrocarbon Indicator) Interpretation and Risk Analysis Consortium sponsored by Rose & Associates, LLP, an oil and gas exploration and production risk management consulting firm. He has been a director of the Society of Exploration Geophysicists Foundation since January 2009. From June 1999 to June 2003, Mr. Forrest served as a director of Matador Petroleum, a private oil and gas exploration and production company. From March 1995 to June 1999, Mr. Forrest served as Vice Chairman and Chief Operating Officer and from June 1992 to March 1995 as Senior Vice President Business Development and Technology of Maxus Energy Corporation after Maxus was purchased by YPF of Argentina. Prior to that time, Mr. Forrest held a number of management positions with Shell Oil Company, including Exploration Manager, Alaska Division, General Manager Exploration, Shell Offshore (Gulf of Mexico) and President of Pecten International Company, a Shell U.S.A. subsidiary. Mr. Forrest received a Bachelor of Science in Geophysical Engineering from St. Louis University. Mr. Forrest's significant experience provides a substantial insight to the needs of our national oil company customers and provides valuable direction for business planning and development.

Michael S. Bahorich was appointed as a member of our Board of Directors in April 2011. Mr. Bahorich has been Chief Technology Officer of Apache Corp. since November 2010 and has been its Executive Vice President since February 2009. Mr. Bahorich served as Technology Officer of Apache Corp. from February 2009 to November 2010. He served as Executive Vice President of Exploration and Production Technology of Apache Corp. since May 2000 and Vice President, exploration and production technology since January 1999, Vice President, exploration technology since December 1997 and Chief Geophysicist since 1996. From 1981 to joining Apache Corp., he held positions of increasing responsibility at Amoco Corporation in Denver, Colorado and Tulsa, Oklahoma, most recently as a resource manager for Amoco's mid-continent business unit. He is a past president of the Society of Exploration Geophysicists and serves on advisory boards at Yale and Stanford. Mr. Bahorich is a Graduate of the University of Missouri at Columbia, and received his Master's Degree in Geophysics from Virginia Polytechnic Institute (VPI). Mr. Bahorich’s innovative approach, coupled with broad E&P knowledge, vision and experience, adds valuable insight to our Board of Directors.

John R. Russell joined us in November 2009 and served as a member of our Board of Directors until his retirement in December 31, 2010. Previously, he served as a director of Vantage Energy Services, Inc., an oilfield services company, since its inception through December 2009. Since October 1998, Mr. Russell has managed his personal investments on a full-time basis. Mr. Russell served as President of Baker Hughes, Inc. from August 1998 until his retirement in October 1998, and was a member of the Board of Directors of Baker Hughes, Inc. though December 1999. Previously, he served as President and Chief Executive Officer of Western Atlas from July 1997 until August 1998, when the company was acquired by Baker Hughes, Inc. Mr. Russell also served as Executive Vice President and Chief Operating Officer, Oilfield Services, of Western Atlas from June 1994 until the spin-off of Western Atlas from Litton Industries, when he was named President and Chief Executive Officer. Mr. Russell served as President and Chief Executive Officer of Western Atlas International, Inc., the Company's principal operating subsidiary, from February 1991 to May 1994. Mr. Russell was Senior Vice President of Litton Industries and Group Executive of Litton's Resource Exploration Services Group from February 1991 to May 1994. Mr. Russell also served as a member of the National Petroleum Council. Mr. Russell received a Bachelor of Arts from the University of Oklahoma.

Alvin L. Thomas II resigned as Senior Vice President, Secretary and General Counsel of the Company in October, 2010. Mr. Thomas left the Company to represent several early stage companies as they pursue the type of growth and success that Mr. Thomas believes the Company has achieved. He joined the Company in October 2008 as our Senior Vice President, Secretary and General Counsel. From October 1998 to October 2008, Mr. Thomas was an Executive Vice President and General Counsel of Synagro Technologies, Inc., a residuals management services company. Prior to that time, Mr. Thomas was an attorney with Fulbright and Jaworski, L.L.P., and, subsequent to that, with Littler Mendelson, P.C. Mr. Thomas received a Bachelor of Science from the University of Pittsburgh, a Juris Doctorate from the University of Pittsburgh School of Law and an L.L.M. in Taxation from New York University Law School.

Corporate Governance Principles and Director Independence

In accordance with our Bylaws and the laws of Delaware, our state of incorporation, our business and affairs are managed under the direction of our board of directors (“Board”). Our Board generally meets on a quarterly basis to review any significant developments and to act on matters requiring board approval. Between regularly scheduled meetings, our Board may also hold special meetings, execute unanimous written consents, and participate in telephone conference calls.

Our directors believe that Board independence is crucial and is the key for the Board to function properly, allowing it to provide oversight and maintain managerial accountability. It is the policy of our Board that a majority of the members of our Board consist of independent members. Our Board has adopted the Corporate Governance Principles which contain the following guidelines to assist our Board in determining director independence in accordance with the applicable SEC and NYSE rules:

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No director who is one of our employees or former employees, or whose immediate family member is one of our executive officers or former executive officers, shall be considered "independent" until three years after such employment has ended;

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No director who is receiving, or in the last three years has received, or whose immediate family member is receiving, or in the last three years has received, more than $120,000 in a single year in direct compensation from us, other than fees received in such director's capacity as a member of the board or any board committee and pension payments or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) shall be considered "independent." Compensation received by an immediate family member for service as one of our non-executive employees need not be considered in determining independence;

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No director who is, or in the past three years has been, affiliated with or employed by, or whose immediate family member is, or in the past three years has been, affiliated with or employed in a professional capacity by, one of our present or former internal auditors or independent auditing firms shall be considered "independent";

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No director who is, or in the past three years has been, employed as, or whose immediate family member is, or in the past three years has been, employed as, an executive officer by any company for which any of our executive officers serves as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the board) shall be considered "independent"; and

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No director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company's consolidated gross revenue shall be considered "independent" until three years after such payments fall below such threshold.

For purposes of determining director independence, an "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. When applying the three-year look-back provisions, an immediate family member does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The Board has determined that each current director and each director nominee, as well as our former director John R. Russell (who retired from the Board at the end of December, 2010), is independent, except for Mr. Degner our Chairman of the Board, and Thomas J. Fleure our former director (who resigned from the Board in April 2011). Our Board has affirmatively determined that Messrs. Kurz, Skerl, McCoy, Matelich, Osborne, Forrest, and Bahorich do not have any material relationships with us that may interfere with the exercise of their independence from management and are independent directors under applicable NYSE rules, SEC rules and in accordance with our

Corporate Governance Principles. In making this determination, our Board specifically reviewed our relationship with Messrs. Osborne and Matelich, each of whom is a managing director of Kelso & Company, L.P. a private equity firm (“Kelso”), one of our largest shareholders. Under the NYSE rules a director's ownership of a significant amount of equity in a listed company does not prohibit a finding of independence. None of Messrs. Skerl, Kurz, McCoy, Matelich, Osborne, Forrest, and Bahorich has received any type of management, advisory or consulting fees during the period these individuals have served on our board. Our Board believes that Messrs. Osborne's and Matelich's affiliation with a large shareholder enhances their ability to represent the interests of our other shareholders in any situation where the interests of management and the shareholders might differ. Based upon a review of the foregoing matters, our board determined that Messrs. Osborne and Matelich are independent.

Board Committees

Our Board has established the following three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee, to assist it in the overall management and supervision of the Company’s business operations. In addition to the Corporate Governance Principles, the Board has adopted written Charters for each of the three standing committees, clearly outlining the mission and the responsibilities of the respective committee. Copies of the committees’ charters are available on the Company’s website at www.globalgeophysical.com under Investor Relations - Corporate Governance - Overview.

The following table contains information regarding the composition of our Board Committees as of May 2, 2011:

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee

Richard A. Degner*
Karl F. Kurz	Chair	Member	Member
Damir S. Skerl	Member	Chair	Member
Joseph P. McCoy	Member
George E. Matelich		Member	Chair
Stanley de Jongh Osborne
Michael C. Forrest
Michael S. Bahorich
__________________

* Chairman of the Board of Directors

Audit Committee

The principal function of our Audit Committee will be to assist our Board in the areas of financial reporting and accounting integrity. Per Audit Committee’s Charter, the purpose of our Audit Committee is to oversee (i) the integrity of the Company's financial statements and disclosures, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company's independent auditing firm, (iv) the performance of the Company's internal audit function and independent auditing firm, (v) the Company's internal control systems, and (vi) the Company's procedures for monitoring compliance with the Company's Code of Business Conduct and Ethics.

Our Audit Committee will meet periodically with our management, and our independent registered public accounting firm to review our financial information and ensure such parties are properly discharging their responsibilities. The independent registered public accounting firm will report directly to our Audit Committee and will annually meet with our Audit Committee. Our Audit Committee will have the authority to investigate any matters brought to its attention and to retain outside legal, accounting or other consultants if deemed necessary. Members of our Audit Committee may not simultaneously serve on the audit committee of more than two other public companies, except if the Board affirmatively determines that that such simultaneous service on multiple audit committees will not impair the ability of such member to serve on the Audit Committee. The Board has determined that none of our members of the Audit Committee serves simultaneously on the audit committee of more than two other public companies. In addition to the above, our Audit Committee will meet, or otherwise discuss, its:

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Review of the Company's financial statements and the disclosures that are to be included in the Company's Form 10-Q and Form 10-K filings with the SEC, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

•	Preparation of the Committee's report to be included in the Company's proxy statement in connection with the Company's annual meeting of stockholders.

The Board has determined that each member of the Audit Committee is financially literate, has accounting or related financial management expertise within the meaning of the listing standards of the NYSE, and is independent as defined under the NYSE listing standards. In addition, the Board has determined that at least one member of the Audit Committee qualifies as an Audit Committee Financial Expert, as such term is defined by the SEC. Mr. McCoy has been designated to serve as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other members of the Audit Committee make them well qualified to serve on the Company’s Audit Committee. Shareholders should understand that Mr. McCoy’s designation as an Audit Committee Financial Expert is a SEC disclosure requirement, and it does not impose on Mr. McCoy any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Nominating and Corporate Governance Committee

The purpose of our Nominating and Corporate Governance Committee is to:

•	Identify and recommend to our Board individuals qualified to be nominated for election to our Board;
•	Recommend to our Board the members and chairperson for each board committee;
•	Periodically review and assess our Corporate Governance Principles and our Code of Business Conduct and Ethics and make recommendations for changes thereto to our Board;
•	Oversee the annual self-evaluation of the performance of our Board and the annual evaluation of our management; and
•	Recommend to our Board a successor to our Chief Executive Officer when a vacancy occurs.

Our Nominating and Corporate Governance Committee established certain criteria it considers as guidelines in considering nominations to our Board. The criteria will include:

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Personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with us or our operations, and the availability and willingness to devote sufficient time to the duties of being a director;

•	Experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	Experience in our industry and with relevant social policy concerns;
•	Experience as a board member of another publicly held company;
•	Academic expertise in an area of our operations; and
•	Practical and mature business judgment.

The criteria are not exhaustive and our Nominating and Corporate Governance Committee and our Board may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of our Board. Our Nominating and Corporate Governance Committee's goal will be to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, our Nominating and Corporate Governance Committee will not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of our Board and Audit Committee is a financial expert, and a majority of our Board meets all applicable independence requirements, our Nominating and Corporate Governance Committee will not have any specific skills that it believes are necessary for any individual director to possess. Instead, our Nominating and Corporate Governance Committee will evaluate potential nominees based on the contribution such nominee's background and skills could have upon the overall functioning of our Board.

Our Board believes that, based on our Nominating and Corporate Governance Committee's knowledge of our Corporate Governance Principles and the needs and qualifications of our Board at any given time, our Nominating and Corporate Governance Committee will be best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. In making its nominations, our Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue their service. Current members with qualifications and skills, consistent with our Nominating and Corporate Governance Committee's criteria for Board service, will be re-nominated. As to new candidates, our Nominating and Corporate Governance Committee will generally poll our Board members and members of management for recommendations. Our Nominating and Corporate Governance Committee may also review the composition and qualification of the Board of our competitors, and may seek input from industry experts or analysts. Our Nominating and Corporate Governance Committee will review the qualifications, experience and background of the candidates. Final candidates will be interviewed by the independent directors and executive management. In making its determinations, our Nominating and Corporate Governance Committee will evaluate each individual in the context of our board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our Nominating and Corporate Governance Committee will make its recommendation to our Board. Our Nominating and Corporate Governance Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Compensation Committee

The purpose of our Compensation Committee is to develop and administer an overall compensation program designed to achieve our operating objectives and performance goals while properly blending it with the short- and long-term interests of our shareholders. Our Compensation Committee will annually review market and industry data to assess our competitive position with respect to each element of total compensation and to ensure the attraction, retention and appropriate reward to our Chief Executive Officer and other executive officers. In addition to the determination of annual base salaries, our Compensation Committee will be responsible for determining and recommending variable annual bonuses in the form of cash and/or equity awards. Currently, the variable portion of management's annual compensation package is based on certain discretionary related criteria for which our Compensation Committee is responsible for establishing and approving. In addition to the above, our Compensation Committee will have the following duties and responsibilities:

•	Review, recommend, and discuss with management the compensation discussion and analysis section included in our annual Proxy Statement or Annual Report on Form 10-K; and
•	Prepare an annual report on executive compensation for inclusion in our annual Proxy Statement or Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Board and Committees Matters

Board Leadership Structure

Mr. Degner serves as our Chairman of the Board, President and Chief Executive Officer (“CEO”). The Board believes that independent oversight of management is an important component of an effective board of directors. However, the Board members have determined that the most effective Board leadership structure for Global at the present time is for the CEO to also serve as Chairman of the Board, a structure that has served Global well for many years. The independent Board members believe that because the CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of Board deliberations, the CEO is the director best qualified to act as Chairman of the Board. The Board retains the authority to modify this structure to best address the Company’s unique circumstances, and to advance the best interests of all shareholders, as and when appropriate.

The Board also believes that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve by separating the roles of Chairman and CEO. Global’s corporate governance practices provide for strong independent leadership, active participation by independent directors and for independent evaluation of, and communication with, many members of our senior management. These governance practices are reflected in Global’s Corporate Governance Principles and the various Committee Charters, which are available on our website.

The Board’s Role in Risk Oversight

On a day to day basis, it is management’s responsibility to manage risk and bring to the attention of the Board the significant risks facing the Company and the controls in place to manage those risks. Generally, the Board oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives.

We have processes and structures in place to manage our key strategic, operational, financial, and compliance risks. While our entire Board is responsible for monitoring and evaluating the risks we face and our risk management processes, our Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics, (iv) related party transactions and conflicts of interest, and (v) the establishment of procedures for the receipt and handling of complaints regarding accounting, internal accounting controls and auditing matters.

2010 Overall Meeting Attendance Rates

During 2010, our Board held nine Board and Board Committee meetings. Our directors had an overall attendance rate of 100%; where all of our incumbent directors attended 100% of the meetings of the Board and the Committees of the Board on which such directors served. In addition, as allowed by our Bylaws, the Board makes decisions by way of written consent. From time to time between meetings, Board and committee members may confer with each other and with management and independent consultants, and representatives of management may meet with the independent consultants on behalf of the relevant committee.

Executive Sessions

Our Board and each of our committees regularly meet in executive sessions outside the presence of management, except Mr. Degner, our Chairman of the Board, who presides over the executive sessions of our Board. Each committee chair presides over the executive sessions of their respective committee. Mr. Degner does not serve on any committee of our Board.

Attendance of Directors at the Annual Meeting

While we do not have a formal policy requiring them to do so, our directors are welcome and we encourage them to attend our Annual Meeting. The Company will make all appropriate arrangements for all those directors who choose to attend.

Communication with the Board

You can contact the Board to provide comments, to ask a question, or to submit your concerns (if you so prefer, anonymously or confidentially) by mail, at the following address:

Corporate Secretary
Global Geophysical Services, Inc.
13927 S. Gessner Road
Missouri City, TX 77489

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as: product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, or business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with our Board by completing the form provided on our website at www.globalgeophysical.com and selecting Investor Relations - Corporate Governance - Contact the Board.

Code of Ethics for Our Executive Officers and Board of Directors

Our Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies not only to our employees, but also to the directors and the executive officers, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, and any other senior financial officers performing similar functions, as defined in the Code of Ethics. We have a toll-free reporting service available that permits employees to confidentially report violations of our Code of Ethics or other issues of significant concern. As of the date of this Proxy Statement, all executive officers and directors have signed and acknowledged our Code of Ethics.

If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we will disclose the amendment or waiver by posting the required information on our website. You may view a copy of our Code of Ethics by visiting our website at www.globalgeophysical.com and selecting Investor Relations - Corporate Governance -  Overview - Code of Business Conduct and Ethics.

Certain Relationships and Related Person Transactions

The descriptions set forth below are qualified in their entirety by reference to the applicable agreements.

Transactions with Executive Officers and Directors

Two of our directors, Messrs. Matelich and Osborne, are affiliated with Kelso and Company, L.P.

Stock Repurchases

With the occasion of Alvin L. Thomas’ resignation, effective as of October 15, 2010, the Company repurchased from Mr. Thomas, pursuant to a Confidential Settlement Agreement and Release, as amended and corrected on October 29, 2010 (“Settlement Agreement”), all of his 10,900 vested shares of restricted common stock at a price of $6.1595 per share, for a total agreed sale price of $67,138.56. In addition, Mr. Thomas surrendered all 22,375 unvested restricted shares to the Company, and all 70,000 outstanding stock options previously granted to Mr. Thomas by the Company were terminated.

Stockholders Agreement

On November 30, 2006, we entered into a stockholders agreement with affiliates of Kelso & Company, L.P. and stockholders other than the Kelso affiliates. Pursuant to this agreement, (a) Kelso affiliates have the right to make an unlimited number of requests that we register their shares of our common stock under the Securities Act of 1933, (b) following the first anniversary of an initial public offering, the Kelso affiliates have the right to make a request for such registration on a delayed or continuous basis under Rule 415, and (c) the stockholders other than the Kelso affiliates have the right to make an unlimited number of requests that we register their shares of our common stock provided that at least $25.0 million in shares is registered at any one time. In any demand registration, all of the parties to the registration rights agreement have the right to participate on a pro rata basis, subject to certain conditions. In addition, if we propose to register any of our shares (other than registrations related to exchange offers, benefit plans and certain other exceptions), all of the holders of registration rights under the stockholders agreement have the right to include their shares in the registration statement, subject to certain conditions. In connection with the completion of the offering in April 2010, the parties have amended this agreement such that the parties to the agreement do not have registration rights with respect to the offering.

Kelso Agreement

On December 1, 2006, we entered into an agreement with Kelso & Company, L.P., pursuant to which Kelso may provide consulting and advisory services to the Company. Pursuant to this agreement, we have agreed to reimburse Kelso and certain of its affiliates for their expenses incurred in connection with their investment in us and in connection with any services to be provided by them to us on a going-forward basis. We have also agreed to indemnify and hold harmless Kelso and certain of its affiliates with respect to their investment in us and any services to be provided by them to us on a going-forward basis.

Review, Approval or Ratification of Transactions with Related Persons

Our conflict of interest policy will prohibit employees and officers from engaging in any activity which might create or appear to create a conflict of interest or interfere with our business, except as approved by our Audit Committee. Furthermore, we will require that all conflicts of interest be fully disclosed by each employee. This policy is disclosed in our Code of Ethics. We also have a written prohibition of personal loans to executive officers or directors in our Corporate Governance policies, under which we are prohibited from making or renewing any personal loan to our executive officers or directors. In addition, pursuant to our Code of Ethics, our executive officers and directors are required to be free from actual or apparent conflicts of interest that would interfere with their loyalty to us or to our shareholders. Similarly, our Code of Ethics prohibits our executive officers and directors from appropriating business opportunities that are presented to the Company, from competing with the Company, and from using their positions with the Company or Company information for personal gain.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of our executive officers who appear in the "Summary Compensation Table" below (referred to collectively throughout this section as our "Named Executive Officers").  The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation objectives.

Our Named Executive Officers for the fiscal year ended December 31, 2010 were:

Name	Position(s)

Richard A. Degner	President and Chief Executive Officer
P. Mathew Verghese	Senior Vice President and Chief Financial Officer
William A. Clark	Senior Vice President and Chief Sales Officer
Christopher T. Usher	Senior Vice President, Data Processing, Analysis and Interpretation and Chief Technology Officer
Christopher P. Graham	Senior Vice President, Secretary and General Counsel
Alvin L. Thomas, II	Senior Vice President, Secretary and General Counsel (resigned on October 15, 2010)

Objectives of Our Executive Compensation Program

Our executive compensation philosophy is based on pay-equity and at-risk compensation. We believe that a properly designed compensation program can substantially reinforce high performance. For this reason, our total compensation program is designed so that a significant amount of executive compensation is equity-based and therefore at risk. Our executive compensation program is designed to achieve the following objectives:

• Attract and retain talented and experienced executives to lead our company.   In recent years, there has been strong demand for talented executives within the seismic services industry. Our overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in this highly competitive industry. We look to strengthen our compensation procedures in fiscal year 2011 through the use of an independent compensation consultant and market benchmarking.
• Align the interests of our executives with those of our shareholders.   We believe that the best way to inspire cost-consciousness, leadership and performance is by distributing ownership in the form of equity-based compensation throughout our ranks. To align the interests of our executives with those of our shareholders, we provide a significant portion of compensation in the form of stock-based awards under our 2006 Incentive Compensation Plan, as revised and amended on February 5, 2010 (“2006 Incentive Compensation Plan”).
• Foster a team approach to achievement of our business objectives.   We believe an environment that promotes collaboration will best ensure the achievement of our long-term success. Accordingly, we have an internal pay-equity practice that recognizes the importance of all employees and encourages collaboration in the achievement of our business objectives.

Role of the Compensation Committee in Setting Executive Compensation

Our Compensation Committee is responsible for establishing, implementing and monitoring our compensation programs, including those applicable to our Named Executive Officers. In particular, the compensation committee's role is to oversee, on behalf of our Board, our compensation and benefit plans and policies, administer our incentive compensation plan (including reviewing and approving equity grants to directors and executive officers) and review and approve annually all compensation decisions relating to our Named Executive Officers and other executive officers. The Compensation Committee meets at least annually to review executive compensation programs, approve compensation levels, review management performance and approve final executive bonus payments.

In past years the compensation committee, through its collective experience in the seismic industry, has set executive compensation levels by relying on its general understanding of the compensation practices of other similar companies and considering general marketplace information. Additionally, the Compensation Committee had previously not identified any particular peer group with which we compare ourselves when making compensation determinations.

In 2010, the Compensation Committee retained the services of Pearl Meyer & Partners (“PM&P”) to serve as the Company's independent compensation consultant.  The Compensation Committee requested a formal executive compensation review, to benchmark executive officer compensation against a peer group and to provide guidance to the Compensation Committee on its compensation practices, particularly cash bonus and equity compensation for the executive officer group.  PM&P issued a written report to the Compensation Committee in the form of an “Executive Compensation Review and Direct Peer Company Supplement” on April 15, 2011.  The Compensation Committee is currently analyzing this material to determine if certain changes to our compensation structure are warranted to further align the interests of our Named Executive Officers with those of our shareholders.

Role of Executive Officers in the Compensation Process

Our President and Chief Executive Officer ("CEO") is a current member of our Board and is a former member of our compensation committee. Our CEO has participated in deliberations with our Board and has participated in Compensation Committee meetings and decisions concerning senior executive officer compensation (other than his own). Our CEO no longer serves as a member of the compensation committee; however, the Compensation Committee continues to solicit recommendations from our CEO with respect to compensation decisions affecting other members of our senior executive management team. No other executive officer assumes an active role in the evaluation, design or administration of our executive officer compensation program. Our CEO participates in all

Compensation Committee meetings relating to executive compensation, other than those meetings, or portions thereof, that relate to his own compensation.

Components of Executive Officer Compensation

Principal Components of Compensation of Our Named Executive Officers

The compensation package offered to our executive officers, including our Named Executive Officers, consists of:

• Base salary.   Base salaries for our executive officers are designed to compensate the executive for the experience, education, personal qualities, and other qualifications of that individual that are essential for the specific role the executive serves within our company, while remaining competitive with the market. The market in which we compete for talent consists of both the oilfield services industry and other service-based industries. We have historically set pay at levels that reflect the qualifications of the individuals and what we believe to be their competing opportunities in the market. Base salaries are generally reviewed on an annual basis, considering various factors, such as (i) the executive's individual performance, (ii) the performance of the executive's division, (iii) our company-wide performance, (iv) the executive's experience and expertise, (v) the executive's position and job responsibility, (vi) the executive's years of service with us, and (vii) the average base pay level for similar positions within our company. The weight given to each of these factors varies and the Compensation Committee exercises subjective judgment when making salary recommendations with respect to our executive officers;
• Cash bonus compensation.   We believe that, in addition to subjective individual performance and achievement, executives' cash bonuses should reflect the success of the company in achieving short-term corporate goals as well as the ongoing enhancement of shareholder value. Accordingly, the Compensation Committee considers the company's overall performance each year when making discretionary decisions related to annual cash bonuses and other compensation matters. However, the Compensation Committee does not set specific formulaic goals prior to the commencement of the year or assign a relative weight to any particular goal in evaluating performance. Likewise, it does not assign target awards or maximum award levels;
• Equity compensation.   A key objective of our compensation program is to encourage loyalty and reward long-term strategic accomplishments and enhancement of longer-term shareholder value through equity-based incentives which include stock option grants and restricted stock awards. We believe that long-term incentive compensation plays an essential role in attracting and retaining executive officers and aligns their interests with those of shareholders with the goal of maximizing shareholder value. We also believe that equity awards reinforce the high-energy entrepreneurial spirit that we believe is key to high performance in our industry. All equity compensation awards are granted pursuant to our 2006 Incentive Compensation Plan. Stock option grants typically vest over four years and restricted stock awards typically vest over eight calendar quarters beginning on the last day of the first full calendar quarter following the first anniversary of the grant date;
• Broad-based employee benefits and other perquisites.   Our executive officers, including our Named Executive Officers, are eligible to participate in our 401(k) retirement plan, medical and dental insurance, accidental death insurance, disability insurance, vacation, and other similar benefits on the same basis as other full-time employees. We also pay certain life insurance premiums on behalf of our Named Executive Officers; and
• Commissions.   In 2009 we began paying sales commissions based upon the successful marketing of our multi-client program. Commissions are available to executive officers and employees in the sales and marketing group and are paid on a square mile basis. The purpose of these commissions is to immediately and directly reward our sales staff upon the signing of multi-client projects. Mr. Clark is the only named executive officer who earned such commissions.

Base Salary

We provide our executive officers and other employees with base salary to compensate them for services rendered during the year. Salary levels are generally reviewed annually or upon a promotion or material change in job responsibility. In accordance with its annual review, our Compensation Committee reviewed the base salaries of all of our Named Executive Officers during 2010.

Cash Bonus Compensation

Cash bonuses are paid at the sole discretion of the compensation committee, taking into account recommendations from our CEO for our executives other than himself. Each year, the Compensation Committee establishes a bonus pool from which employee bonuses are paid. The amount of the pool is determined by the Compensation Committee at the end of the year based on our overall corporate performance.

The Compensation Committee does not use a formula to determine the size of the bonus pool, nor does it establish performance metrics in advance. All employees who commence employment with us prior to November 30th of the applicable bonus year and continue to be employed with us as of December 31st of that year are eligible to receive bonuses with respect to that year, or otherwise at the discretion of the Board. The amount that each employee receives is equal to a percentage of his or her total compensation and is based on factors such as his or her role within the company, tenure, and individual performance as assessed by our senior managers and head of human resources and communicated to our CEO. No particular factor is assigned any particular weight and all individual bonus determinations are made in the sole discretion of the compensation committee, taking into account our CEO's recommendations (except in the case of our CEO whose bonus determination is made solely by the compensation committee). These cash bonuses to our Named Executive Officers reflect our belief that retaining proven talent is paramount to our future success.

In establishing the size of the 2010 bonus pool, the Compensation Committee considered our overall performance and our CEO's recommendations regarding executive performance. When making recommendations regarding bonuses paid to our Named Executive Officers, our CEO considered the seniority of each member of management and each executive officer's contribution to our growth and profitability. In 2010, Mr. Degner received cash bonus compensation of $96,000, Mr. Verghese received cash bonus compensation of $96,000, Mr. Clark received cash bonus compensation of $196,093, which includes an annual bonus amount of $26,500 and a commission payment of $169,573, Mr. Usher received cash bonus compensation of $81,008, and Mr. Graham received cash bonus compensation of $60,000, which included an annual bonus amount of $30,000 and a signing bonus of $30,000.

Commissions

We began paying sales commissions in fiscal year 2009 based upon the successful marketing of our multi-client program.  Our multi-client program is a material component of our business strategy and we believe the payment of commissions to our employees in the sales and marketing group contributes to the success of the program. Commissions are available to employees in the sales and marketing group and are paid on a square mile basis. Mr. Clark, as the Senior Vice President of Multi-Client Services, is the only named executive officer who may earn such commissions. During 2010, Mr. Clark earned a commission payment of $169,573.

Equity Compensation

We believe that widely distributing ownership of the company to our employees through the grant of equity awards is critical to establishing and building a high performance, value conscious culture. The historical practice of the Board has been to grant equity-based awards to attract, retain, motivate and reward employees, particularly executive officers and managers, and to create a culture of ownership in our company. Such grants have primarily consisted of restricted stock and stock options. We do not grant equity awards on an annual basis. We have historically granted stock options with an exercise price in excess of the grant date fair value in order to create an incentive for the employees to create value. Generally, the Board has granted awards of restricted stock or stock options to employees when they join the company.

To date we have not implemented any specific equity granting policies or stock ownership requirements for our executives. We are presently reviewing best practices and reevaluating our position with respect to equity granting policies and stock ownership requirements. Several of our Named Executive Officers have established trading plans pursuant to Rule 10b5-1 of the Exchange Act to manage their sales of our securities.

Broad-Based Employee Benefits and Other Perquisites

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers, including our Named Executive Officers, are eligible to participate in all of our employee benefit plans, including company-paid medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) retirement plan, on the same basis as other employees. We also pay certain life insurance premiums on behalf of our employees, including Named Executive Officers. Under our 401(k) retirement plan, we currently provide a matching contribution of 100% on the first 3% of employee contributions and 50% on the next 2% of employee contributions. At the discretion of our Board, we may also elect to make a profit sharing contribution to the 401(k) retirement plan. We did not make a profit sharing contribution in 2010.

Pension Benefits

None of our Named Executive Officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Compensation Mix

Our current compensation package is designed to provide a balance between achieving our business objectives and providing competitive compensation to our executives. The cash components—base salary and annual cash bonus compensation—provide a strong link between our operations management and financial performance and the compensation that is earned by the executives. The equity compensation component is designed to encourage high performance by closely aligning an executive's pay with the interests of our shareholders. To date we have not established any formula for determining the portion of an executive's compensation that will be paid in equity versus cash or the amount that should be guaranteed versus at-risk. However, our historical practice has been to provide the senior members of our management team with a significant percentage of their total compensation in the form of equity-based compensation—generally stock options or restricted stock.

Tax and Accounting Implications

Deductibility of Executive Compensation/Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, or the Code (as interpreted by IRS Notice 2007-49) denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer, chief financial officer and the three other most highly-paid executive officers (other than the chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by shareholders, are excluded from the deduction limit. In addition, "grandfather" provisions may apply to certain compensation arrangements that were entered into by a corporation before it was publicly held. In view of these grandfather provisions, we believe that Section 162(m) of the Code will not limit our tax deductions for executive compensation for fiscal year 2010 or 2011. The Board's policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Board has the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise.

Accounting for Stock-Based Compensation

We account for stock-based payments under our stock incentive plan in accordance with the requirements of FASB ASC 718.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

This report is hereby submitted by the members of the Compensation Committee of the Board of Directors:

George E. Matelich (Chairman)
Damir S. Skerl
Karl F. Kurz (1)
 ________________________________

(1)	Mr. Kurz was appointed to the Board on December 31, 2010 to replace Mr. Russell who retired from the Board of Directors on the same date.

Executive Compensation

The following narrative, tables and footnotes describe the "total direct compensation" earned during fiscal years 2010, 2009 and 2008 by our Named Executive Officers.  The total direct compensation presented below in the "Summary Compensation Table" does not reflect the actual compensation received by our Named Executive Officers in each such fiscal year. The actual value realized by our Named Executive Officers in fiscal year 2010 from long-term incentives is presented in the Option Exercises and Stock Vested table.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our Named Executive Officers for services to the Company during the fiscal years ended December 31, 2010, 2009, 2008:

				Stock	Option	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	($)	($)(1)	($)(2)(3)	($)(3)(4)	($)(5)	($)

Richard A. Degner	2010	240,000	96,000	-	-	13,690	349,690
President and Chief	2009	240,000	76,000	-	10,678	13,878	340,556
Executive Officer	2008	230,000	36,000	-	-	9,631	275,631
P. Mathew Verghese	2010	240,000	96,000	210,000	-	355	546,355
Senior Vice President	2009	174,000	64,228	114,900	60,339	1,072	414,539
and Chief Financial Officer	2008	-	-	-	-	-	-
William A. Clark	2010	217,000	196,093	140,000	-	690	553,783
Senior Vice President	2009	175,500	158,947	38,300	-	690	373,437
and Chief Sales Officer	2008	138,500	43,200	70,500	64,373	661	317,234
Christopher T. Usher (6)	2010	210,000	81,008	420,000	-	338	291,346
Senior Vice President, Data Processing, Analysis	2009	-	-	-	400,076	-	400,076
and Interpretation and Chief Technology Officer	2008	-	-	-	-	-	-
Christopher P. Graham (7)	2010	44,545	60,000	277,550	-	11	382,107
Senior Vice President,	2009	-	-	-	-	-	-
Secretary and General Counsel	2008	-	-	-	-	-	-
Alvin L. Thomas, II (8)	2010	212,557	-	70,000	-	455,463	738,020
Senior Vice President, Secretary and	2009	240,000	75,000	57,450	10,678	321	383,449
General Counsel (resigned October 15, 2010)	2008	47,273	85,000	79,200	57,125	168	268,766
 ________________________________

(1)
The amounts in this column represent discretionary bonuses paid to each of our Named Executive Officers with respect to the applicable year except in 2008, Mr. Thomas was paid a signing bonus of $40,000, and in 2010, Mr. Graham was paid a signing bonus of $30,000.  Amounts shown for 2010 and 2009 for Mr. Clark include commissions of $169,573 and $118,627, respectively, and bonuses of $26,520 and $40,320, respectively.

(2)
The amounts in this column represent the grant date fair value of the full equity awards with respect to stock awards for the fiscal year computed in accordance with FASB ASC 718.  See Note 12 to our consolidated financial statements included in our Form 10-K filed on March 18, 2011, and is incorporated herein by reference.

(3)
Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to the Company’s employees and directors is generally recognized over the vesting periods applicable to the awards. The SEC rules previously required that stock award and option award information for 2009 and 2008 be presented based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year the Company could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC rules require that the stock award and option award amounts in the applicable columns of the table above with respect to 2009 and 2008 be presented on a similar basis as the 2010 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Because this requirement differs from the past rules, the amounts reported in the table above for stock awards and option awards in 2009 and 2008 differ from the amounts previously reported in our S-1/A filed on April 21, 2010 for these years reported. As a result, the named executive officer’s total compensation amounts for 2009 and 2008 also differ from the amounts previously reported in our S-1/A filed on April 21, 2010 for these years.

(4)
The amounts in this column represent the grant date fair value of the full equity awards with respect to option awards for the fiscal year computed in accordance with FASB ASC 718.  See Note 12 to our consolidated financial statements included in our Form 10-K filed on March 18, 2011, and is incorporated herein by reference.

(5)
The amounts in this column represent the company matching contributions made to each of the Named Executive Officers under our 401(k) retirement plan and amounts we paid for life insurance premiums for the Named Executive Officers.  Life insurance premiums paid for Messrs. Degner, Verghese, Clark, Usher, Graham, and Thomas in 2010 was $450, $355, $690, $338, $11, and $263, respectively.

(6)	The Nonstatutory Stock Options were granted to Mr. Usher on November 20, 2009, prior to the commencement of his employment with the Company.

(7)	Mr. Graham's fiscal 2010 compensation represents amounts earned commencing in October of 2010, his month of hire, through December 2010. These amounts do not represent a full year's compensation.

(8)
Mr. Thomas served as our Senior Vice President and General Counsel until October 15, 2010.  His 2010 base salary on an annualized basis was $240,000.  As a result of his departure from the Company, Mr. Thomas forfeited all of his stock awards and stock options. The payment of other compensation made to Mr. Thomas consists of $455, 200 paid pursuant to that certain Confidential Settlement Agreement and Release.

Grants of Plan Based Awards for Fiscal Year 2010

The following table reports all grants of plan-based awards made during fiscal year 2010 to our Named Executive Officers:
			All Other
		All Other	Stock Awards:
		Stock Awards:	Number of	Exercise of	Grant Date
		Number of	Securities	Base Price	Fair Value
		Shares of Stock	Underlying	of Option	of Stock and
		or Units	Options	Awards	Option Awards
Name	Grant Date	(#)(1)	(#)(2)	($)/Sh	($)(3)

Richard A. Degner
P. Mathew Verghese	1/19/2010	15,000			210,000
William A. Clark	1/19/2010	10,000			140,000
Christopher T. Usher (4)	1/20/2010	30,000			420,000
	11/20/2009		15,000	15.00	110,016
	11/20/2009		10,000	20.00	65,235
	11/20/2009		20,000	25.00	117,647
	11/20/2009		20,000	30.00	107,178
Christopher P. Graham	10/15/2010	35,000			277,550
Alvin L. Thomas, II (5)	1/19/2010	5,000			70,000

 ________________________________

(1)
The stock awards granted to each of our Named Executive Officers vest with respect to 12.5% of the number of shares granted to the Named Executive Officer on the last day of the first full calendar quarter following the first anniversary of the grant date and on the last day of each of the next seven calendar quarters thereafter.

(2)
The stock options granted to each of our Named Executive Officers vest with respect to 25.0% of the underlying shares on the last day of the calendar quarter that contains the first anniversary of the grant date and on each of the next three anniversaries of the last day of that calendar quarter.

(3)	The amounts reported in this column represent the grant date fair value of the full equity awards reported in the previous columns pursuant to FASB ASC 718.

(4)	The Nonstatutory Stock Options were granted to Mr. Usher on November 20, 2009, when he accepted his offer of employment.

(5)	The stock awards granted to Mr. Thomas were forfeited upon his resignation effective October 15, 2010.

Outstanding Equity Awards at Fiscal Year End 2010

The following table provides information regarding the value of all unexercised options and unvested restricted stock previously awarded to our Named Executive Officers:

	Option Awards				Stock Awards
						Market
	Number of	Number of				Value of
	Securities	Securities			Number of	Shares or
	Underlying	Underlying			Shares or	Units of
	Unexercised	Unexercised	Option		Units that	Stock that
	Options	Options	Exercise	Option	have not	have not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)(1)

Richard A. Degner	7,500	2,500	15.00	6/3/2017	-	-
	7,500	2,500	20.00	6/3/2017
	15,000	5,000	25.00	6/3/2017
	15,000	5,000	30.00	6/3/2017
	2,500	7,500	15.00	6/14/2019
Total	47,500	22,500			-	-
P. Mathew Verghese	3,750	11,250	15.00	3/7/2019	25,907	268,915
	3,750	11,250	20.00	3/7/2019
	5,000	15,000	25.00	3/7/2019
	5,000	15,000	30.00	3/7/2019
	2,500	7,500	15.00	6/14/2019
Total	20,000	60,000			25,907	268,915
William A. Clark	3,750	1,250	15.00	10/24/2017	26,250	272,475
	3,750	1,250	20.00	10/24/2017
	3,750	1,250	25.00	10/24/2017
	3,750	1,250	30.00	10/24/2017
	2,500	2,500	15.00	9/27/2018
	2,500	2,500	20.00	9/27/2018
	7,500	7,500	25.00	9/27/2018
	7,500	7,500	30.00	9/27/2018
Total	35,000	25,000			26,250	272,475
Christopher T. Usher (2)	3,750	11,250	15.00	3/7/2019	40,000	415,200
	2,500	7,500	20.00	3/7/2019
	5,000	15,000	25.00	3/7/2019
	5,000	15,000	30.00	3/7/2019
Total	16,250	48,750			40,000	415,200
Christopher P. Graham	-	20,000	15.00	1/31/2021	35,000	363,300
	-	10,000	20.00	1/31/2021
	-	20,000	25.00	1/31/2021
	-	20,000	30.00	1/31/2021
Total	-	70,000			35,000	363,300
Alvin L. Thomas, II	-	-	-		-	-

 ________________________________

(1)	The values set forth in this column are based on the fair market value of our shares on December 31, 2010.

(2)	The Nonstatutory Stock Options were granted to Mr. Usher on November 20, 2009, when he accepted his offer of employment.

Option Exercises and Stock Vested in Fiscal Year 2010

The following table provides information as of December 31, 2010, regarding options exercised and vested stock awards held by each of the Named Executive Officers:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	(#)(1)

Richard A. Degner	-	-	-	-
P. Mathew Verghese	-	-	18,375	187,331
William A. Clark	-	-	13,100	131,738
Christopher T. Usher	-	-	-	-
Christopher P. Graham	-	-	-	-
Alvin L. Thomas, II (2)	-	-	9,225	87,356

 ________________________________

(1)	The values set forth in this column are based on the fair market value of our shares on the vesting date.

(2)	The Company made a payment to Mr. Thomas pursuant to that certain Confidential Settlement Agreement and Release in tender for all vested stock.

Employment Agreements and Change of Control Arrangements

In the past, we have entered into employment agreements with certain of our Named Executive Officers, including Mr. Degner. In May 2008, Mr. Degner agreed to the cancellation and termination of his employment agreement. Our Compensation Committee believed, and Mr. Degner agreed, that cancellation of the agreement was in the best interests of the growth potential of our company. We have entered into employment agreements with Mr. Verghese, Mr. Usher, Mr. Graham and Mr. Thomas. Mr. Thomas' employment agreement was terminated upon his resignation from the Company. All other Named Executive Officers are employed at will and are not parties to employment agreements.

P. Mathew Verghese Employment Agreement

We entered into an employment agreement with P. Mathew Verghese, our Senior Vice President and Chief Financial Officer on December 24, 2009. The employment agreement has an initial term of two years, and renews automatically for additional one-year terms unless either party gives notice of an election not to renew at least 90 days prior to the end of the term. Mr. Verghese is entitled to an initial base salary of $240,000, subject to review and increase by us from time to time. Mr. Verghese's employment agreement also provides that he may receive an annual cash and/or stock bonus at the discretion of our Board,  he is entitled to four weeks of paid vacation each year and may participate in other employee benefit plans and arrangements in which executives at or above the level of senior vice president participate.

If we terminate Mr. Verghese's employment without "Cause" (as defined) or if he terminates his employment for "Good Reason" (as defined), (a) we will be obligated to pay him: (i) his base salary through the date of termination; (ii) an amount equal to one-year's base salary; and (iii) the greater of: (x) the amount of the bonus paid to him for the prior year, (y) the average of the bonuses paid to him for the two prior years and (z) twenty percent of his base salary; and (b) all of his unvested restricted stock outstanding will vest. If his employment is terminated for death or disability, we will be obligated to pay him his base salary through the date of termination and he will be entitled to consideration for an annual bonus with respect to the calendar year in which he dies or becomes disabled, which amount will be pro-rated for the number of days worked. In addition, he will become fully vested in all unvested restricted stock outstanding on the date of his disability or death. If he terminates his employment for other than "good reason" or we terminate his employment for "Cause", we will only be obligated to pay him his base salary through the date of termination. If we elect not to renew Mr. Verghese's employment agreement, he will be eligible to receive the annual bonus, if any, for the year in which the non-renewal notice is provided, which amount will be pro-rated for the number of days worked.

Mr. Verghese's employment agreement defines "Cause" as:

• his failure or refusal to perform substantially his material duties, responsibilities and obligations (other than a failure resulting from his incapacity due to physical or mental illness), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to him specifying the manner in which he has failed substantially to perform;
• any intentional act involving fraud, misrepresentation, theft, embezzlement, or dishonesty ("Fraud") resulting in harm to us;
• conviction of (or a plea of nolo contendere to) an offense which is a felony or which is a misdemeanor that involves Fraud; or
• a material breach of his employment agreement by him.

We are required to provide written notice to him describing the nature of the Cause event within 30 days of any such Cause event and he has 30 calendar days to cure the Cause event to our reasonable satisfaction.

A "Good Reason" shall mean any of the following (without his express written consent):

• A diminution in his base salary;
• A change in the location where he performs the majority of his job duties at the time he executes his employment agreement ("Base Location") to a location that is more than fifty (50) miles from the Base Location, without his written consent, except for reasonably required travel by him on our company's business;
• A substantial and adverse diminution in his duties, authority, responsibility or position with our company; or
• Any breach by our company of any material provision of his employment agreement.

However, Good Reason shall exist with respect to an above specified matter only if the matter is not corrected, or begun to be corrected, by us within thirty (30) days after our receipt of written notice of the matter from him.

Mr. Verghese's employment agreement contains restrictions on the use of confidential information and 12-month post-termination non-competition and non-solicitation covenants. In addition, the agreement obligates us to indemnify him, to the maximum extent allowed by law, against proceedings brought against him arising out of his duties serving as our officer, and to reimburse or advance to him the funds necessary for the payment of his expenses arising out of any such proceedings.

Christopher T. Usher Employment Agreement

We entered into an employment agreement with Christopher T. Usher, our Senior Vice President and Chief Technology Officer on January 1, 2010. The employment agreement has an initial term of two years, and renews automatically for additional one-year terms unless either party gives notice of an election not to renew at least 90 days prior to the end of the term. Mr. Usher is entitled to an initial base salary of $240,000, subject to review and increase by us from time to time. Mr. Usher's employment agreement also provides that he may receive an annual cash and/or stock bonus at the discretion of our Board; he is entitled to four weeks of paid vacation each year and may participate in other employee benefit plans and arrangements in which executives at or above the level of senior vice president participate.

If we terminate Mr. Usher's employment without "Cause" (as defined) or if he terminates his employment for "Good Reason" (as defined), (a) we will be obligated to pay him: (i) his base salary through the date of termination; (ii) an amount equal to one-year's base salary; and (iii) the greater of: (x) the amount of the bonus paid to him for the prior year, (y) the average of the bonuses paid to him for the two prior years and (z) twenty percent of his base salary; and (b) all of his unvested restricted stock outstanding will vest. If his employment is terminated for death or disability, we will be obligated to pay him his base salary through the date of termination and he will be entitled to consideration for an annual bonus with respect to the calendar year in which he dies or becomes disabled, which amount will be pro-rated for the number of days worked. In addition, he will become fully vested in all unvested restricted stock outstanding on the date of his disability or death. If he terminates his employment for other than "good reason" or we terminate his employment for "Cause", we will only be obligated to pay him his base salary through the date of termination. If we elect not to renew Mr. Usher's employment agreement, he will be eligible to receive the annual bonus, if any, for the year in which the non-renewal notice is provided, which amount will be pro-rated for the number of days worked.

Mr. Usher's employment agreement defines "Cause" as:

• his failure or refusal to perform substantially his material duties, responsibilities and obligations (other than a failure resulting from his incapacity due to physical or mental illness), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to him specifying the manner in which he has failed substantially to perform;
• any intentional act involving fraud, misrepresentation, theft, embezzlement, or dishonesty ("Fraud") resulting in harm to us;
• conviction of (or a plea of nolo contendere to) an offense which is a felony or which is a misdemeanor that involves Fraud; or
• a material breach of his employment agreement by him.

We are required to provide written notice to him describing the nature of the Cause event within 30 days of any such Cause event and he has 30 calendar days to cure the Cause event to our reasonable satisfaction.

A "Good Reason" shall mean any of the following (without his express written consent):

• A diminution in his base salary;
• A change in the location where he performs the majority of his job duties at the time he executes his employment agreement ("Base Location") to a location that is more than fifty (50) miles from the Base Location, without his written consent, except for reasonably required travel by him on our company's business;
• A substantial and adverse diminution in his duties, authority, responsibility or position with our company; or
• Any breach by our company of any material provision of his employment agreement.

However, Good Reason shall exist with respect to an above specified matter only if the matter is not corrected, or begun to be corrected, by us within thirty (30) days after our receipt of written notice of the matter from him.

Mr. Usher's employment agreement contains restrictions on the use of confidential information and 12-month post-termination non-competition and non-solicitation covenants. In addition, the agreement obligates us to indemnify him, to the maximum extent allowed by law, against proceedings brought against him arising out of his duties serving as our officer, and to reimburse or advance to him the funds necessary for the payment of his expenses arising out of any such proceedings.

Christopher P. Graham Employment Agreement

We entered into an employment agreement with Christopher P. Graham, our Senior Vice President and General Counsel on October 15, 2010. The employment agreement has an initial term of two years, and renews automatically for additional one-year terms unless either party gives notice of an election not to renew at least 90 days prior to the end of the term. Mr. Graham is entitled to an initial base salary of $240,000, subject to review and increase by us from time to time. Mr. Graham's employment agreement also provides that he may receive an annual cash and/or stock bonus at the discretion of our Board; however, such annual bonus shall not be less than 1/3 of Mr. Graham's current year base salary, he is entitled to four weeks of paid vacation each year and may participate in other employee benefit plans and arrangements in which executives at or above the level of senior vice president participate. Additionally, Mr. Graham is entitled to a one-time bonus of $30,000 and a grant of thirty-five thousand (35,000) shares of stock in the Company.

If we terminate Mr. Graham's employment without "Cause" (as defined) or if he terminates his employment for "Good Reason" (as defined), (a) we will be obligated to pay him: (i) his base salary through the date of termination; (ii) an amount equal to one-year's base salary; and (iii) the greater of: (x) the amount of the bonus paid to him for the prior year, or (y) the average of the bonuses paid to him for the two prior years; and (b) all of his unvested restricted stock outstanding will vest. If his employment is terminated for death or disability, we will be obligated to pay him his base salary through the date of termination and he will be entitled to consideration for an annual bonus with respect to the calendar year in which he dies or becomes disabled, which amount will be pro-rated for the number of days worked. In addition, he will become fully vested in all unvested restricted stock outstanding on the date of his disability or death. If he terminates his employment for other than "good reason" or we terminate his employment for "Cause", we will only be obligated to pay him his base salary through the date of termination. If we elect not to renew Mr. Graham's employment agreement, he will be eligible to receive the annual bonus, if any, for the year in which the non-renewal notice is provided, which amount will be pro-rated for the number of days worked. Additionally, Mr. Graham is entitled to receive a prorated annual bonus of 1/3 of his current base salary upon his termination subject to the provisions of the agreement.

Mr. Graham's employment agreement defines "Cause" as:

• his failure or refusal to perform substantially his material duties, responsibilities and obligations (other than a failure resulting from his incapacity due to physical or mental illness), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to him specifying the manner in which he has failed substantially to perform;
• any intentional act involving fraud, misrepresentation, theft, embezzlement, or dishonesty ("Fraud") resulting in harm to us;
• conviction of (or a plea of nolo contendere to) an offense which is a felony or which is a misdemeanor that involves Fraud; or
• a material breach of his employment agreement by him.

We are required to provide written notice to him describing the nature of the Cause event within 30 days of any such Cause event and he has 30 calendar days to cure the Cause event to our reasonable satisfaction.

A "Good Reason" shall mean any of the following (without his express written consent):

• A diminution in his base salary;
• A change in the location where he performs the majority of his job duties at the time he executes his employment agreement ("Base Location") to a location that is more than twenty (20) miles from the Base Location, without his written consent, except for reasonably required travel by him on our company's business;
• A substantial and adverse diminution in his duties, authority, responsibility or position with our company;
• The termination of Mr. Richard Degner; or
• Any breach by our company of any material provision of his employment agreement.

However, Good Reason shall exist with respect to an above specified matter only if the matter is not corrected, or begun to be corrected, by us within thirty (30) days after our receipt of written notice of the matter from him.

Mr. Graham's employment agreement contains restrictions on the use of confidential information and 12-month post-termination non-competition and non-solicitation covenants. In addition, the agreement obligates us to indemnify him, to the maximum extent allowed by law, against proceedings brought against him arising out of his duties serving as our officer, and to reimburse or advance to him the funds necessary for the payment of his expenses arising out of any such proceedings.

Change of Control Arrangements

The following sets forth the incremental compensation that would be payable by us to each of our Named Executive Officers in the event of (i) a change of control or (ii) each named executive officer's termination of employment with us under various scenarios, which we refer to as "Termination Events," including the Named Executive Officer's voluntary resignation, involuntary termination for "Cause," involuntary termination without "Cause," termination by the executive for "Good Reason," termination in connection with a "Change of Control," termination in the event of "Disability," termination in the event of death, and termination in the event of retirement, where each of these defined terms has the meaning ascribed to it in the respective executive's employment agreement. In accordance with applicable SEC rules, the following discussion assumes:

• that the Termination Event in question or change of control occurred on December 31, 2010, the last business day of 2010; and
• with respect to calculations based on our stock price, we used $10.38, which was the amount that our Board determined was the value of our stock as of December 31, 2010.

The analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our executive officers and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid to a Named Executive Officer upon termination of employment can only be determined at the time of such executive officer's termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time, and the executive officer's age.

Each Named Executive Officer is party to equity award agreements relating to options or restricted stock granted under our 2006 Incentive Compensation Plan. Specifically, each stock option or restricted stock award agreement provides for accelerated vesting of all options or shares of restricted stock in the event of an executive's death or disability or in the event of a change of control. Messrs. Verghese, Usher and Graham are also parties to individual employment agreements. These agreements and plans may provide that each of the referenced executives are entitled to additional consideration in the event of a Termination Event.

Assuming a change in control (as defined in our 2006 Incentive Compensation Plan) occurred on December 31, 2010, the vesting of the unvested stock options and restricted stock granted to our Named Executive Officers pursuant to the 2006 Incentive Compensation Plan would have accelerated and all stock options would have become vested and exercisable as of that date and all restrictions on the shares of restricted stock would have lapsed as of that date. While all of our Named Executive Officers would have been entitled to accelerated vesting of their options if a change in control occurred on December 31, 2010, since the options were underwater, such acceleration would have had no value.

Richard A. Degner.                                Mr. Degner does not have an employment agreement; therefore, he is not entitled to any compensation payable or benefits upon a Termination Event except as provided in his equity awards.

		Termination in the	Termination in the
	Change of Control	Event of Disability	Event of Death
Element	($)	($)	($)

Stock Option Awards(1)	-	-	-
Restricted Stock Awards (2)	-	-	-
Total	-	-	-

 ________________________________

(1)
The table above shows no amount of intrinsic value for unvested options as of December 31, 2010, that could have accelerated vesting upon a termination event because the exercise price of all such options is above $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

(2)	Mr. Degner had no unvested restricted stock outstanding at December 31, 2010.

William A. Clark.                                           Mr. Clark does not have an employment agreement; therefore, he is not entitled to any compensation payable or benefits upon a Termination Event except as provided in his equity awards.

		Termination in the	Termination in the
	Change of Control	Event of Disability	Event of Death
Element	($)	($)	($)

Stock Option Awards(1)	-	-	-
Restricted Stock Awards (2)	272,475	272,475	272,475
Total	272,475	272,475	272,475

 ________________________________

(1)
The table above shows no amount of intrinsic value for unvested options as of December 31, 2010, that could have accelerated vesting upon a termination event because the exercise price of all such options is above $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

(2)
 Mr. Clark's equity awards provide that they shall vest in full upon a change in control or upon his death or disability.  The table above shows the amount of intrinsic value for restricted stock as of December 31, 2010 that would have accelerated vesting upon the termination event based on a value of $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

P. Mathew Verghese.                                            In addition to the amounts listed below, Mr. Verghese is entitled to all accrued compensation and unreimbursed expenses through the date of termination in the event of his termination. Please refer to the above discussion regarding Mr. Verghese's employment agreement for the specific timing and payouts of severance compensation.

Termination
			Involuntary	in Connection
			Termination	with Change
			by us without	of Control	Change of
		Involuntary	Cause or by	(without	Control	Termination	Termination
	Voluntay	Termination	Executive for	Cause or for	without	in the Event	in the Event
	Resignation	for Cause	Good Reason	Good Reason)	Termination	of Disability	of Death
Element	($)	($)	($)	($)(6)	($)	($)	($)

Cash Severance Payment(1)	-	-	240,000	240,000	-	-	-
Bonus Payment(2)	-	-	96,000	96,000	-	48,000	48,000
Stock Option Awards(3)	-	-	-	-	-	-	-
Restricted Stock Awards(4)	-	-	276,368	276,368	276,368	276,368	276,368
Continued Health Coverage(5)	-	-	-	-	-	-	-
Total	-	-	612,368	612,368	276,368	324,368	324,368

 ________________________________

(1)
In the event of termination without Cause or termination for Good Reason, Mr. Verghese is entitled to an amount equal to one year of base salary at the rate in effect immediately before the Termination, payable in a lump sum.

(2)
In the event of termination without Cause or termination for Good Reason, Mr. Verghese is entitled to an amount equal to the greater of: (i) the amount of his annual bonus, if any, relating to the prior calendar year, (ii) the average of the annual bonus amounts, if any, relating to the two prior calendar years, or (iii) twenty percent of his base salary payable in a lump sum. The amounts in this row represent an estimate of the potential bonus payable to Mr. Verghese based on the actual bonus paid for 2010. If his employment is terminated for death or disability, he will be entitled to consideration for an annual bonus with respect to the calendar year in which he dies or becomes disabled, which amount will be pro-rated for the number of days worked. The pro-rated amounts of the bonuses for termination of disability are estimated at one-half of the actual bonus paid for 2010. If we elect not to renew Mr. Verghese's employment agreement, he will be eligible to receive the annual bonus, if any, for the year in which the non-renewal notice is provided, which amount will be pro-rated for the number of days worked.

(3)
The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Verghese's various option agreements governing the grants. In general, all option grants will vest if Mr. Verghese's employment is terminated in the event of disability or death. The table above shows no amount of intrinsic value for unvested options as of December 31, 2010 that would have accelerated vesting upon the termination event because the exercise price of all such options is above $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

(4)
Mr. Verghese's employment agreement provides that all outstanding restricted stock will vest if Mr. Verghese's employment is terminated without Cause or for Good Reason. Mr. Verghese's restricted stock award agreements provide that his shares of restricted stock will vest in the event of his death or disability or in the event of a change of control. The table above shows the amount of intrinsic value for restricted stock as of December 31, 2010 that would have accelerated vesting upon the termination event based on a value of $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

(5)	Mr. Verghese is not entitled to continuing health coverage other than as provided by COBRA.

(6)	Amounts payable to Mr. Verghese for termination in connection with a change of control without Cause or with Good Reason are the same as if there were no change of control.

Christopher T. Usher.     In addition to the amounts listed below, Mr. Usher is entitled to all accrued compensation and unreimbursed expenses through the date of termination in the event of his termination. Please refer to the above discussion regarding Mr. Usher's employment agreement for the specific timing and payouts of severance compensation.

Termination
			Involuntary	in Connection
			Termination	with Change
			by us without	of Control	Change of
		Involuntary	Cause or by	(without	Control	Termination	Termination
	Voluntay	Termination	Executive for	Cause or for	without	in the Event	in the Event
	Resignation	for Cause	Good Reason	Good Reason)	Termination	of Disability	of Death
Element	($)	($)	($)	($)(6)	($)	($)	($)

Cash Severance Payment(1)	-	-	240,000	240,000	-	-	-
Bonus Payment(2)	-	-	81,008	81,008	-	40,504	40,504
Stock Option Awards(3)	-	-	-	-	-	-	-
Restricted Stock Awards(4)	-	-	415,200	415,200	415,200	415,200	415,200
Continued Health Coverage(5)	-	-	-	-	-	-	-
Total	-	-	736,208	736,208	415,200	455,704	455,704
 ________________________________

(1)
In the event of termination without Cause or termination for Good Reason, Mr. Usher is entitled to an amount equal to one year of base salary at the rate in effect immediately before the Termination, payable in a lump sum.

(2)
In the event of termination without Cause or termination for Good Reason, Mr. Usher is entitled to an amount equal to the greater of: (i) the amount of his annual bonus, if any, relating to the prior calendar year, (ii) the average of the annual bonus amounts, if any, relating to the two prior calendar years, or (iii) twenty percent of his base salary payable in a lump sum. The amounts in this row represent an estimate of the potential bonus payable to Mr. Usher based on the actual bonus paid for 2010. If his employment is terminated for death or disability, he will be entitled to consideration for an annual bonus with respect to the calendar year in which he dies or becomes disabled, which amount will be pro-rated for the number of days worked. The pro-rated amounts of the bonuses for termination of disability are estimated at one-half of the actual bonus paid for 2010. If we elect not to renew Mr. Usher's employment agreement, he will be eligible to receive the annual bonus, if any, for the year in which the non-renewal notice is provided, which amount will be pro-rated for the number of days worked.

(3)
The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Usher's various option agreements governing the grants. In general, all option grants will vest if Mr. Usher's employment is terminated in the event of disability or death. The table above shows no amount of intrinsic value for unvested options as of December 31, 2010 that would have accelerated vesting upon the termination event because the exercise price of all such options is above $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

(4)
Mr. Usher's employment agreement provides that all outstanding restricted stock will vest if Mr. Usher's employment is terminated without Cause or for Good Reason. Mr. Usher's restricted stock award agreements provide that his shares of restricted stock will vest in the event of his death or disability or in the event of a change of control. The table above shows the amount of intrinsic value for restricted stock as of December 31, 2010 that would have accelerated vesting upon the termination event based on a value of $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

(5)	Mr. Usher is not entitled to continuing health coverage other than as provided by COBRA.

(6)	Amounts payable to Mr. Usher for termination in connection with a change of control without Cause or with Good Reason are the same as if there were no change of control.

Christopher P. Graham.     In addition to the amounts listed below, Mr. Graham is entitled to all accrued compensation and unreimbursed expenses through the date of termination in the event of his termination. Please refer to the above discussion regarding Mr. Graham's employment agreement for the specific timing and payouts of severance compensation.

Termination
			Involuntary	in Connection
			Termination	with Change
			by us without	of Control	Change of
		Involuntary	Cause or by	(without	Control	Termination	Termination
	Voluntay	Termination	Executive for	Cause or for	without	in the Event	in the Event
	Resignation	for Cause	Good Reason	Good Reason)	Termination	of Disability	of Death
Element	($)	($)	($)	($)(6)	($)	($)	($)

Cash Severance Payment(1)	-	-	240,000	240,000	-	-	-
Bonus Payment(2)	-	-	30,000	30,000	-	15,000	15,000
Stock Option Awards(3)	-	-	-	-	-	-	-
Restricted Stock Awards(4)	-	-	363,300	363,300	363,300	363,300	363,300
Continued Health Coverage(5)	-	-	-	-	-	-	-
Total	-	-	633,300	633,300	363,300	378,300	378,300
____________________________

(1)
In the event of termination without Cause or termination for Good Reason, Mr. Graham is entitled to an amount equal to one year of base salary at the rate in effect immediately before the Termination, payable in a lump sum.

(2)
In the event of termination without Cause or termination for Good Reason, Mr. Graham is entitled to an amount equal to the greater of: (i) the amount of his annual bonus, if any, relating to the prior calendar year or (ii) the average of the annual bonus amounts, if any, relating to the two prior calendar years. The amounts in this row represent an estimate of the potential bonus payable to Mr. Graham based on the actual bonus paid for 2010. If his employment is terminated for death or disability, he will be entitled to consideration for an annual bonus with respect to the calendar year in which he dies or becomes disabled, which amount will be pro-rated for the number of days worked. The pro-rated amounts of the bonuses for termination of disability are estimated at one-half of the actual bonus paid for 2010. If we elect not to renew Mr. Graham's employment agreement, he will be eligible to receive the annual bonus, if any, for the year in which the non-renewal notice is provided, which amount will be pro-rated for the number of days worked.

(3)
The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Graham's various option agreements governing the grants. In general, all option grants will vest if Mr. Graham's employment is terminated in the event of disability or death. The table above shows no amount of intrinsic value for unvested options as of December 31, 2010 that would have accelerated vesting upon the termination event because the exercise price of all such options is above $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

(4)
Mr. Graham's employment agreement provides that all outstanding restricted stock will vest if Mr. Graham's employment is terminated without Cause or for Good Reason. Mr. Graham's restricted stock award agreements provide that his shares of restricted stock will vest in the event of his death or disability or in the event of a change of control. The table above shows the amount of intrinsic value for restricted stock as of December 31, 2010 that would have accelerated vesting upon the termination event based on a value of $10.38 per share, the value assigned to the stock by the Board on December 31, 2010.

(5)	Mr. Graham is not entitled to continuing health coverage other than as provided by COBRA.

(6)	Amounts payable to Mr. Graham for termination in connection with a change of control without Cause or with Good Reason are the same as if there were no change of control.

Alvin L. Thomas.     Prior to his resignation on October 15, 2010, Mr. Thomas was eligible to receive certain payments upon termination or change of control, as well as, all accrued compensation and unreimbursed expenses through the date of termination.

Termination
			Involuntary	in Connection
			Termination	with Change
			by us without	of Control	Change of
		Involuntary	Cause or by	(without	Control	Termination	Termination
	Voluntay	Termination	Executive for	Cause or for	without	in the Event	in the Event
	Resignation	for Cause	Good Reason	Good Reason)	Termination	of Disability	of Death
Element	($)	($)	($)	($)(6)	($)	($)	($)

Cash Severance Payment(1)	-	-	240,000	240,000	-	-	-
Bonus Payment(2)	-	-	75,000	75,000	-	37,500	37,500
Stock Option Awards(3)	-	-	-	-	-	-	-
Restricted Stock Awards(4)	-	-	-	-	-	-	-
Continued Health Coverage(5)	-	-	-	-	-	-	-
Total (7)	-	-	315,000	315,000	-	37,500	37,500

 ________________________________

(1)
In the event of termination without Cause or termination for Good Reason, Mr. Thomas was entitled to an amount equal to one year of base salary at the rate in effect immediately before the Termination, payable in a lump sum.

(2)
In the event of termination without Cause or termination for Good Reason, Mr. Thomas was entitled to an amount equal to the greater of: (i) the amount of his annual bonus, if any, relating to the prior calendar year, (ii) the average of the annual bonus amounts, if any, relating to the two prior calendar years, or (iii) twenty percent of his base salary payable in a lump sum. The amounts in this row represent an estimate of the potential bonus payable to Mr. Thomas based on the actual bonus paid for 2009. If his employment was terminated for death or disability, he was entitled to consideration for an annual bonus with respect to the calendar year in which he died or became disabled, which amount would have been pro-rated for the number of days worked. The pro-rated amounts of the bonuses for termination of disability are estimated at one-half of the actual bonus paid for 2009. If we elected not to renew Mr. Thomas' employment agreement, he would have been eligible to receive the annual bonus, if any, for the year in which the non-renewal notice was provided, which amount would have been pro-rated for the number of days worked.

(3)	Mr. Thomas's stock option awards were forfeited upon his resignation from the Company.

(4)	Mr. Thomas's restricted stock awards were forfeited upon his resignation from the Company.

(5)	Mr. Thomas was not entitled to continuing health coverage other than as provided by COBRA.

(6)	Amounts payable to Mr. Thomas for termination in connection with a change of control without Cause or with Good Reason were the same asif there were no change of control.

(7)	Mr. Thomas resigned from the Company on October 15, 2010 and is no longer entitled to receive payments pursuant to his employment agreement.

Director Compensation

In 2010, we did not pay any cash compensation in the form of retainers or fees for service on the Board or any committees to members of our Board, nor did we grant any equity-based compensation to any members of the Board for their service as directors in 2010.

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for other reasonable expenses related to the performance of their duties as directors.

The Compensation Committee and the Board approved changes regarding compensation paid to independent directors for Fiscal Year 2011.  In 2011, independent directors will be eligible to receive 3,500 shares of the Company's common stock, subject to the standard vesting requirements, and $35,000 in cash consideration of which $25,000 shall be for meeting fees and $10,000 shall be for expenses.  The Chairman of the Audit Committee shall receive an additional grant of 1,000 shares of the Company's common stock, subject to the standard vesting requirements.  Messrs. Matelich and Osborne have declined to receive any compensation for services provided as a director of the Company.

Equity Compensation Plan Information

The table below sets forth the following information as of the end of December 31, 2010 for (1) all compensation plans previously approved by our stockholders and (2) all compensation plans not previously approved by our shareholders:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation	2,884,100	$22.93	5,393,163.00
plans approved by
security holders
Equity compensation
plans not approved
by security holders	N/A	N/A	N/A
Total	2,884,100	$22.93	5,393,163.00

Equity compensation plans approved by our shareholders refer to the 2006 Incentive Compensation Plan.

AUDIT COMMITTEE MATTERS AND AUDIT COMMITTEE REPORT

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee’s Charter provides that, subject to shareholder ratification, the Audit Committee shall have sole responsibility for the appointment, retention, oversight, termination and replacement of our independent registered certified public accounting firm, and for the approval of all audit and engagement fees. No services to be performed by our independent registered certified public accounting firm (including audit services or non-audit services) shall be provided to the Company unless first pre-approved by the Committee and unless permitted by applicable securities laws and the rules and regulations of the SEC. The Audit Committee may delegate to one or more members of the Audit Committee, the authority to grant pre-approvals of non-audit services, remain that the decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Audit Committee for its approval at its next scheduled meeting.

In addition, the independent registered certified public accounting firm shall report directly to the Audit Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the independent registered certified public accounting firm confirming its accountability to the Committee.

Fees Paid to Auditors

As previously mentioned, UHY has been serving as the Company’s independent registered public accounting firm since its inception. The following table presents the aggregate fees billed by UHY to us for services rendered for the fiscal years ended December 31, 2010 and 2009:

	Year Ended December 31,
	2010	2009
Audit Fees (1)	$175,000	$250,900
Audit-Related Fees (2)	$60,200	$47,750
Tax Fees (3)	-	$8,513
All Other Fees (4)	$201,500	$400,858
Total	$436,700	$708,021
__________________

(1)
The Audit fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for the audits of Company’s consolidated financial statements, the review of documents filed with the SEC, and consents.

(2)	The Audit-related fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for the reviews of Company quarterly consolidated financial statements.

(3)	The Tax fees for the years ended December 31, 2009 were for professional services rendered for various international tax planning issues.

(4)
All other fees include fees for all services except those described above, such as fees related to the Company’s initial public offering and senior notes offering, which include review of SEC forms S-1 and S-4, consents and the issuance of comfort letters.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2010.

Audit Committee Charter and Responsibilities

The Audit Committee assists the Board in its oversight of the quality and integrity of the Company’s financial statements and its accounting and financial reporting practices. The audit committee’s responsibilities are more fully set forth in its Charter, which you can view by visiting the Company’s website at www.globalgeophysical.com and selecting Investor Relations - Corporate Governance - Overview - Audit Committee Charter.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s annual audited and quarterly consolidated financial statements for the 2010 calendar year with management and UHY LLP (“UHY”), the Company’s independent auditor. The Audit Committee has discussed with UHY the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from UHY required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with UHY its independence from the Company and its management.

Audit Committee Financial Expert

The Board has determined that Mr. Joseph P. McCoy is an Audit Committee Financial Expert, as the SEC defines the term. All members of the Audit Committee are independent, as such independence for Audit Committee members is defined by the NYSE, SEC, and the company’s own independence standards.

Recommendation of Financial Statements

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted,

Audit Committee
Karl F. Kurz (Chairman)
Damir S. Skerl
Stanley de J. Osborne (member until April, 2011)

The preceding “Audit Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information with respect to the beneficial ownership of Global common stock as of December 31, 2010 by:

(i)	each persons known by the Company to be the beneficial owners of 5% or more of Global common stock;
(ii)	named executive officers;
(iii)	directors and nominees; and
(iv)	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the SEC rules and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes and subject to community property laws where applicable, to Company’s knowledge, the persons named in the tables below have sole voting and investment power with respect to all shares of Global common stock beneficially owned. The number of shares beneficially owned by each person or group, as of December 31, 2010, includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 31, 2010, including, but not limited to, upon the exercise of options to purchase common stock, or warrants held by that person that are currently exercisable or exercisable within the 60 days term mentioned above.

Unless otherwise indicated, the address for each person set forth in the table is c/o Global Geophysical Services, Inc., 13927 South Gessner Road, Missouri City, Texas 77489.

Security Ownership by Certain Beneficial Owners

This information is reported by such beneficial owners of 5% or more of Global common stock in their Schedule 13G filings with the SEC.

For Kelso Investment Associates VII, L.P., KEP VI, LLC, and Wayzata Opportunities Fund, LLC, the percentage ownership was calculated by dividing the number of shares beneficially owned by such entity by 36,036,163 shares of common stock outstanding on November 3, 2010 (number of shares reported by Company on its quarterly report for the quarterly period ended September 30, 2010 filed on Form 10-Q on November 3, 2010, being the most recently available filing with the SEC at the time of filing of their Statement on Schedule 13G).

For Richard A. Degner, our Chairman of the Board, President and Chief Executive Officer, the percentage ownership was calculated by dividing the number of shares beneficially owned by him by 35,963,570 shares of common stock outstanding, as of December 31, 2010 (number of shares as reported by our Transfer Agent for the period ended December 31, 2010, believed to be the most current information known to Mr. Degner at the time of filing of his Statement on Schedule 13G).

	Beneficial Ownership of Common Stock
Name	Number of Shares	Percentage
Kelso Investment Associates VII, L.P. KEP VI, LLC	12,880,650 (1)	35.7%
Wayzata Investment Partners, LLC	2,352,950 (2)	6.53%
Richard A. Degner	2,436,519 (3)	6.9%
__________________

(1)
Based on a Statement on Schedule 13G filed on February 15, 2011. The aggregate number of shares beneficially owned includes (i) 10,011,600 shares of common stock held of record by Kelso Investment Associates VII, L.P. (“KIA VII”) and (ii) 2,479,050 shares of common stock held of record by KEP VI, LLC (“KEP VI”). KIA VII and KEP VI also own warrants to purchase 312,600 and 77,400 shares of common stock, respectively. The warrants are currently exercisable, and will expire on April 21, 2012. Kelso GP VII, LLC (“GP VII LLC”) is the general partner of Kelso GP VII, L.P. (“GP VII LP”). GP VII LP is the general partner of KIA VII. KIA VII and KEP VI, due to their common control, could be deemed to beneficially own each of the other’s securities. Each of KIA VII and KEP VI disclaim such beneficial ownership. Each of GP VII LLC, GP VII LP and KIA VII, due to their common control, could be deemed to beneficially own each other’s securities. GP VII LLC disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VII LP and KIA VII, except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for purposes of Section 16 or for any other purposes. GP VII LP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VII LLC and KIA VII, except, in the case of KIA VII, to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for purposes of Section 16 or for any other purposes. KIA VII disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VII LLC and GP VII LP, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for purposes of Section 16 or for any other purposes. KEP VI and GP VII LLC due to their common control could be deemed to beneficially own each other’s securities. KEP VI disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VII LLC, GP VII LP and KIA VII, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for purposes of Section 16 or for any other purposes. Each of GP VII

LLC, GP VII LP and KIA VII disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by KEP VI, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for purposes of Section 16 or for any other purposes. Frank T. Nickell, Thomas R. Wall, IV, George E. Matelich, Michael B. Goldberg, David I. Wahrhaftig, Frank K. Bynum, Jr., Philip E. Berney, Frank J. Loverro, James J. Connors, II, Church M. Moore and Stanley de Jongh Osborne (the “Kelso Individuals”) may be deemed to share beneficial ownership of securities owned of record or beneficially owned by GP VII LLC, GP VII LP, KIA VII, and KEP VI, by virtue of their status as managing members of GP VII LLC and KEP VI, but disclaim beneficial ownership of such securities, and this report shall not be deemed an admission that any of the Kelso Individuals is the beneficial owner of these securities for purposes of Section 16 or for any other purposes. Christopher L. Collins may be deemed to share beneficial ownership of securities owned by KEP VI by virtue of his status as a managing member of KEP VI. Mr. Collins shares investment and voting power with the Kelso Individuals with respect to ownership interests owned by KEP VI but disclaims beneficial ownership of such interests.  The business address for these persons is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, NY 10022

(2)
Based on a Statement on Schedule 13G filed on February 14, 2011. Wayzata Investment Partners LLC (“Investment Manager”) exercises voting and investment control, serving as investment adviser to Wayzata Recovery Fund, LLC, Wayland Distressed Opportunities Fund I-B, LLC, Wayland Distressed Opportunities Fund I-C, LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., Wayzata Opportunities Fund, LLC and Wayzata Opportunities Fund Offshore, L.P. (collectively, “Wayzata Funds”), with respect to the shares  directly owned by certain of the Wayzata Funds. Patrick J. Halloran (“Mr. Halloran”) serves as the manager of the Investment Manager and controls MAP Holdings LLC, which is the majority member of the Investment Manager. The foregoing persons are hereinafter sometimes collectively referred to as the “Reporting Persons.” The foregoing should not be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of the Common Shares owned by another Reporting Person. In addition, each of Wayzata Investment Partners LLC and Mr. Halloran disclaims beneficial ownership of the Common Shares owned by the Wayzata Funds. The business address of Wayzata Opportunities Fund, LLC is c/o Wayzata Investments Partners LLC, 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

(3)
Based on a Statement on Schedule 13G filed on February 14, 2011; the number of shares beneficially owned includes options to acquire 47,500 shares of Global common stock within 60 days after December 31, 2010.

Security Ownership by Executive Officers and Directors

For each individual and group included in the table below, the percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by 35,963,570 shares of common stock outstanding, as of December 31, 2010 (number of shares as reported by our Transfer Agent for the period ended December 31, 2010).

All directors and executive officers, with the exception of Messrs. Degner, Skerl, Matelich, Osborne, and Fleure owned less than 1% of the outstanding shares of common stock of the Company at December 31, 2010.

Name	Common Stock	Options Exercisable in 60 day	Total Shares Beneficially Owned, Directly or Indirectly	Percentage
Named Executive Officers:
Richard A. Degner	2,436,519 (1)	47,500	2,484,019	6.9%
P. Mathew Verghese	38,782	20,000	58,782	*
William A. Clark	33,275	35,000	68,275	*
Christopher T. Usher	30,000	-	30,000	*
Christopher P. Graham	35,000	-	35,000	*
Alvin L. Thomas II (2)	-	-	-	-
Directors and Nominees:
Karl F. Kurz	-	-	-	-
Damir S. Skerl	372,765 (3)	7,500	380,265	1.06%
George E. Matelich	12,490,650 (4)	390,000 (4)	12,880,650 (4)	35.82%
Stanley de J. Osborne	12,490,650 (4)	390,000 (4)	12,880,650 (4)	35.82%
Michael C. Forrest	190,000 (5)	7,500	197,500	*
John R. Russell	312,500 (6)	-	312,500	*
Thomas J. Fleure	1,040,687	45,000	1,085,687	3.02%
All Directors and Executive Officers as a group (19 persons) (7):
All Directors and Executive Officers as a group	18,300,276	700,000	19,000,276	52.83%

__________________

*      less than 1%

(1)	As of December 31, 2010, Mr. Degner has pledged 1,938,519 shares of Global common stock.

(2)
With the occasion of Mr. Thomas’ resignation, effective as of October 15, 2010, Company repurchased from him, pursuant to a Confidential Settlement Agreement and Release, as amended and corrected on October 29, 2010 (“Settlement Agreement”), all of his 10,900 vested shares of restricted common stock at a price of $6.1595 per share, for a total agreed sale price of $67,138.56. In addition, Mr. Thomas surrendered all 22,375 unvested restricted shares to the Company, and all 70,000 outstanding stock options previously granted to Mr. Thomas by Company were terminated.

(3)
Includes 47,534 shares owned as follows: (i) 15,845 by the Christopher Robert Skerl Grandchild Trust, (ii) 15,845 by the Matthew Philip Skerl Grandchild Trust and (iii) 15,844 by the Stephen Allen Skerl Grandchild Trust, of which Mr. Skerl serves as trustee.

(4)
The footnote (1) inserted under the previous table, in the “Security Ownership by Certain Beneficial Owners” section, is incorporated herein by reference. Each of Messrs. Matelich and Osborne could be deemed to share beneficial ownership of shares of common stock owned by KIA VII and KEP VI.

(5)	Includes 190,000 shares owned by Bobbye C. Forrest Exempt Bypass Trust, Michael C. Forrest, Trustee.

(6)	Included 312, 500 shares owned by Electo Partners, LLP which he controls.

(7)
The following persons were included in the group: (1) Richard A. Degner; (2) P. Mathew Verghese; (3) William A. Clark; (4) Christopher T. Usher; (5) Christopher P. Graham; (6) Alvin L. Thomas II; (7) Thomas J. Fleure; (8) Craig A. Lindberg; (9) Ray L. Mays; (10) Kirk L. Girouard; (11) Barry L. Weinman; (12) Jeff M. Howell, (13) Lawrence M. Scott; (14) Karl F. Kurz; (15) Damir S. Skerl; (16) George E. Matelich; (17) Stanley de J. Osborne; (18) Michael C. Forrest; and (19) John R. Russell.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s executive officers and directors, and greater than 10% beneficial owners to file an initial report of ownership of Global common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes, based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, that with respect to the fiscal year ended December 31, 2010, all of its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Exchange Act, except for the late Forms 4 filed as follows: (1) on September 14, 2010, on behalf of Barry L. Weinman to report the purchase of Global common stock for his son and daughter on August 19, 2010 and August 23, 2010, respectively, and (2) on October 29, 2010, on behalf of Alvin L. Thomas II, to report the above mentioned Settlement Agreement.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report, including audited financial statements and a description of operations for the fiscal year ended December 31, 2010, accompanies this Proxy Statement. The financial statements contained in the Annual Report are not incorporated by reference in this Proxy Statement.

The Company makes available free of charge on its website, all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found on the Investor Relations page and then selecting Financial Information - SEC Filings.

OTHER INFORMATION

Shareholder Proposals for the 2012 Annual Meeting

Per our Company’s Bylaws, nominations for election to the Board and proposals of business to be considered by the stockholders at an annual meeting of stockholders may be made only by those shareholders of the Corporation who (1) are entitled to vote at the meeting, (2) comply in a timely manner with all notice procedures set forth in Section 1.12, and (3) are stockholders of record when the required notice is delivered and at the date of the meeting. If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2012 Annual Meeting of shareholders, then such shareholder must comply with the procedures set forth in Section 1.12 “Stockholder Meetings – Nominations and Other Proposals” of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the Corporate Secretary of the Company. To be timely, written notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual  meeting (which  anniversary date,  in the  case  of  the 2012 Annual Meeting shall be deemed to be June 8, 2011); provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  If the number of directors to be elected to the Board at an annual meeting is increased, and if the Corporation does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the anniversary of the preceding year’s annual meeting (which  anniversary date,  in the  case  of  the 2012 Annual Meeting shall be deemed to be June 8, 2011), then any stockholder nomination in respect of the increased number of positions shall be considered timely if delivered not later than the close of business on the 10th day following the day on which a public announcement naming all nominees or specifying the size of the increased Board is first made by the Company.

Any such notice to the Corporate Secretary must include all of the information specified in the Company’s Bylaws. Such notice must be received by the Corporate Secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2012 Annual Meeting.

No Incorporation by Reference

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Directions to the Annual Meeting and Additional Information Regarding the Admission

The Annual Meeting will be held at the Company’s headquarters located at 13927 S. Gessner Rd., Missouri City, Texas 77489:

From George Bush Intercontinental Airport (IAH) /
Downtown Houston:
- take US-59 South towards Sugar Land / Victoria
- take the exit onto Beltway 8/Sam Houston Tollway South
- exit US-90 Alt / S Main St / Fondren Rd
- turn Right onto US-90 Alt West/S Main St
- turn Right onto S Gessner Rd
The Company’s headquarters is on the right.

From Sugar Land and South West Houston:
- take US-59 North towards Downtown
- take the exit onto Beltway 8/Sam Houston Tollway South
- exit US-90 Alt / S Main St / Fondren Rd
- turn Right onto US-90 Alt West/S Main St
- turn Right onto S Gessner Rd
The Company’s headquarters is on the right.

From South and South East Houston:
- take Beltway 8/Sam Houston Pkwy West
- exit US-90 Alt / S Main St
- turn Left onto US-90 Alt West/S Main St
- turn Right onto S Gessner Rd
The Company’s headquarters is on the right.

From North and North West Houston:
- take Beltway 8/Sam Houston Pkwy West then continue South
- exit US-90 Alt / S Main St / Fondren Rd
- turn Right onto US-90 Alt West/S Main St
- turn Right onto S Gessner Rd
The Company’s headquarters is on the right.

Check-in begins at 12:00 pm CST
Meeting begins at 1:00 pm CST

If you plan to attend the Annual Meeting:
•	It is important that you let us know in advance by marking the appropriate box on your proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.
•	Parking is limited. Please allow ample time for check-in.
•	Each shareholder should be prepared to present:
•	Valid photo identification, such as a driver's license or passport; and
•
Shareholders holding their shares through a broker, bank, trustee or nominee will need to bring proof of beneficial ownership as of April 25, 2011, the Record Date, such as their most recent account statement reflecting their stock ownership as of the Record Date, or a copy of the voting instruction card provided by their broker, bank, trustee or nominee or similar evidence of ownership.

If You Are Not Able to Attend the Annual Meeting

If you are not able to attend the Annual Meeting in person, you can call-in at local toll-free dial-in number: (877) 312-5527 or international dial-in number: (253) 237-1145. However, please note that you cannot vote over the phone with that occasion. The Board encourages you to vote by Proxy as soon as possible, before the Annual Meeting.

Any questions or comments in relation to this Proxy Statement should be addressed to the Corporate Secretary at Company’s headquarters located at 13927 S. Gessner Rd., Missouri City, Texas 77489, by phone at 713-808-7310, or by email at chris.graham@globalgeophysical.com.

By order of the Board of Directors,

Christopher P. Graham Senior Vice President, Secretary and General Counsel

Missouri City, Texas
May 2, 2011

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 8, 2011.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com/GGS
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.    Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4, and every EVERY YEAR for Proposal 3.

1. Election of Directors:		For	Withhold		For	Withhold			For	Withhold
		[ ]	[ ]	02 - Damir S. Skerl	[ ]	[ ]	03 - George E. Matelich		[ ]	[ ]
01 - Joseph P. McCoy

04 - Stanley de J. Osborne		[ ]	[ ]	05 - Karl F. Kurz	[ ]	[ ]

	For	Against	Abstain		1 Yr	2 Yrs	3 Yrs	Abstain
2. Say on Pay - An advisory vote on the approval of executive compensation.	[ ]	[ ]	[ ]	3. Say on Frequency - An advisory vote on the approval of the frequency of shareholder votes on executive compensation.	[ ]	[ ]	[ ]	[ ]

	For	Against	Abstain
4. Ratify the appointment of UHY, LLP as our independent registered certified public accounting firm for the 2011 fiscal year.	[ ]	[ ]	[ ]

B.   Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.

C.  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2011 Annual Meeting Admission Ticket

2011 Annual Meeting of Shareholders
Global Geophysical Services, Inc.
June 8, 2011 - 1:00 p.m. CST
13927 S. Gessner Rd.
Missouri City, Texas 77489

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of shareholders.

The Notice of Annual Meeting/Proxy Statement and Annual Report on Form 10K are available at:
www.edocumentview.com/GGS

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Global Geophysical Services, Inc.

Notice of 2011 Annual Meeting of Shareholders

13927 S. Gessner Rd., Missouri City, TX 77489
Proxy Solicited by Board of Directors for Annual Meeting - 2011

Christopher P. Graham and Adriana E. Mateescu, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Global Geophysical Services, Inc. to be held on June 8, 2011, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 4, and EVERY YEAR for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)